                                                                 CONFORMED COPY



                                $13,000,000,000


                                CREDIT AGREEMENT


                                  dated as of


                               February 10, 1997


                                     among


                         Norfolk Southern Corporation,


                  The Banks From Time to Time Parties Hereto,


                   Morgan Guaranty Trust Company of New York,
                            as Administrative Agent

                                      and


                       Merrill Lynch Capital Corporation,
                             as Documentation Agent

                         -----------------------------

                          J.P. Morgan Securities Inc.
                                      and
                              Merrill Lynch & Co.,
                                   Arrangers

                               TABLE OF CONTENTS
                                 -------------
                                                                           PAGE
                                                                           ----
ARTICLE 1

           DEFINITION
           SECTION 1.01.  Definitions....................................... 1
           SECTION 1.02.  Accounting Terms and Determinations.............. 22
           SECTION 1.03.  Classes and Types of Loans and Borrowings........ 22

ARTICLE 2

           THE CREDIT
           SECTION 2.01.  Commitments to Lend.............................. 23
           SECTION 2.02.  Notice of Committed Borrowings................... 24
           SECTION 2.03.  Money Market Borrowings.......................... 24
           SECTION 2.04.  Notice to Banks; Funding of Loans................ 28
           SECTION 2.05.  Maturity of Loans................................ 29
           SECTION 2.06.  Interest Rates................................... 30
           SECTION 2.07.  Regulation D Compensation........................ 33
           SECTION 2.08.  Facility Fees.................................... 34
           SECTION 2.09.  Optional Termination or Reduction of
                            Commitments.................................... 34
           SECTION 2.10.  Method of Electing Interest Rates................ 34
           SECTION 2.11.  Optional Prepayments............................. 36
           SECTION 2.12.  Mandatory Reduction and Termination of
                            Commitments; Mandatory Prepayments............. 36
           SECTION 2.13.  General Provisions as to Payments................ 38
           SECTION 2.14.  Funding Losses................................... 39
           SECTION 2.15.  Computation of Interest and Fees................. 39
           SECTION 2.16.  Registry......................................... 39

ARTICLE 3

           CONDITIONS TO BORROWING
           SECTION 3.01.  First Borrowing Date............................. 40
           SECTION 3.02.  Acquisition Date................................. 41
           SECTION 3.03.  Merger Date...................................... 43
           SECTION 3.04.  Borrowings....................................... 43
           SECTION 3.05.  Waiver by Banks.................................. 44

ARTICLE 4

           REPRESENTATIONS AND WARRANTIES
           SECTION 4.01.  Corporate Existence and Power.................... 44

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                                                                           PAGE
                                                                           ----

           SECTION 4.02.  Corporate and Governmental Authorization;
                            No Contravention............................... 45
           SECTION 4.03.  Binding Effect................................... 45
           SECTION 4.04.  Financial Information............................ 45
           SECTION 4.05.  Litigation....................................... 46
           SECTION 4.06.  Compliance with Laws............................. 46
           SECTION 4.07.  Environmental Matters............................ 47
           SECTION 4.08.  Taxes............................................ 47
           SECTION 4.09.  Significant Subsidiaries......................... 47
           SECTION 4.10.  Not an Investment Company or a Holding
                            Company........................................ 48
           SECTION 4.11.  Full Disclosure.................................. 48
           SECTION 4.12.  Representations in Other Loan Documents
                            True and Correct............................... 48
           SECTION 4.13.  Ownership of Property, Liens..................... 49
           SECTION 4.14.  No Default....................................... 49

ARTICLE 5

           COVENANTS
           SECTION 5.01.  Information...................................... 49
           SECTION 5.02.  Maintenance of Property; Insurance............... 53
           SECTION 5.03.  Conduct of Business and Maintenance
                            of Existence................................... 53
           SECTION 5.04.  Compliance with Laws............................. 53
           SECTION 5.05.  Payment of Obligations........................... 54
           SECTION 5.06.  Inspection of Property, Books and Records........ 54
           SECTION 5.07.  Financial Covenants.............................. 54
           SECTION 5.08.  Negative Pledge.................................. 56
           SECTION 5.09.  Consolidations, Mergers and Sales of Assets...... 57
           SECTION 5.10.  Use of Proceeds.................................. 59
           SECTION 5.11.  Limitation on Debt............................... 59
           SECTION 5.12.  Transactions with Affiliates..................... 60
           SECTION 5.13.  No Modification of the Voting Trust Agreement
                            Without Bank Consent........................... 61
           SECTION 5.14.  Limitation on Restrictions Affecting
                            Subsidiaries................................... 61
           SECTION 5.15.  Fiscal Year...................................... 61
           SECTION 5.16.  Hedging Facilities............................... 62
           SECTION 5.17.  Restricted Investments........................... 62
           SECTION 5.18.  Consummation..................................... 62
           SECTION 5.19.  Additional Guarantors............................ 62

                                                                           PAGE
                                                                           ----
ARTICLE 6

           DEFAULT
           SECTION 6.01.  Events of Default................................ 62
           SECTION 6.02.  Notice of Default................................ 65

ARTICLE 7

           THE AGENT
           SECTION 7.01.  Appointment and Authorization.................... 65
           SECTION 7.02.  Agents and Affiliates............................ 66
           SECTION 7.03.  Action by Administrative Agent................... 66
           SECTION 7.04.  Consultation with Experts........................ 66
           SECTION 7.05.  Liability of Agents.............................. 66
           SECTION 7.06.  Indemnification.................................. 66
           SECTION 7.07.  Credit Decision.................................. 67
           SECTION 7.08.  Successor Agent.................................. 67
           SECTION 7.09.  Agents' Fees..................................... 67

ARTICLE 8

           CHANGE IN CIRCUMSTANCE
           SECTION 8.01.  Basis for Determining Interest Rate
                            Inadequate or Unfair........................... 68
           SECTION 8.02.  Illegality....................................... 68
           SECTION 8.03.  Increased Cost and Reduced Return................ 69
           SECTION 8.04.  Taxes............................................ 71
           SECTION 8.05.  Base Rate Loans Substituted for Affected
                            Fixed Rate..................................... 74
           SECTION 8.06.  Substitution of Bank............................. 74

ARTICLE 9

           MISCELLANEOUS
           SECTION 9.01.  Notices.......................................... 75
           SECTION 9.02.  No Waivers....................................... 75
           SECTION 9.03.  Expenses; Indemnification........................ 75
           SECTION 9.04.  Sharing of Set-Offs.............................. 76
           SECTION 9.05.  Amendments and Waivers........................... 76
           SECTION 9.06.  Successors and Assigns........................... 77
           SECTION 9.07.  Governing Law; Submission to Jurisdiction,
                            WAIVER OF JURY TRIAL........................... 79
           SECTION 9.08.  Counterparts; Integration; Effectiveness......... 79
           SECTION 9.09.  Confidentiality.................................. 79
           SECTION 9.10.  Termination...................................... 80

           SECTION 9.11.  Collateral....................................... 80
           SECTION 9.12.  Representations of Banks......................... 80

Commitment Schedule

Pricing Schedule

Exhibit A-1  -    Borrower Pledge Agreement

Exhibit A-2  -    Subsidiary Pledge Agreement

Exhibit B  -      Subsidiary Guarantee Agreement

Exhibit C  -      Note

Exhibit D-1  -    Opinion of Special Counsel for the Borrower
                  (First Borrowing Date)

Exhibit D-2  -    Opinion of General Counsel of the Borrower
                  (First Borrowing Date)

Exhibit D-3  -    Opinion of Special Counsel for the Borrower
                  (Acquisition Date)

Exhibit D-4  -    Opinion of General Counsel of the Borrower
                  (Acquisition Date)

Exhibit D-5 -     Opinion of Williams Kelly & Greer

Exhibit E  -      Opinion of Special Counsel for the Agents

Exhibit F  -      Assignment and Assumption Agreement

Exhibit G  -      Money Market Quote Request

Exhibit H  -      Invitation for Money Market Quotes

Exhibit I  -      Money Market Quote

                                CREDIT AGREEMENT


         AGREEMENT dated as of February 10, 1997, among NORFOLK SOUTHERN CORPORATION, the BANKS from time to time parties hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and MERRILL LYNCH CAPITAL CORPORATION, as Documentation Agent.

         The parties hereto agree as follows:


                                   ARTICLE 1

                                   DEFINITION

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Acquisition" means the acquisition by the Borrower, directly or indirectly (including without limitation through the Voting Trust), of Conrail pursuant to the Second Offer and the Merger.

         "Acquisition Date" means the date of the first Borrowing of the Term Loans hereunder. The Acquisition Date may occur on or after the First Borrowing Date.

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in Section 2.06(b).

         "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks under the Loan Documents, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any

Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means the Administrative Agent or the Documentation Agent, and "Agents" means both of them.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Applicable Margin" means, with respect to Loans of any Type at any time, the applicable percentage rate per annum set forth in the Pricing Schedule with respect to Loans of such Type which is applicable at such time in accordance with the Pricing Schedule; provided that (i) the Applicable Margin on any date with respect to any Loan shall be the sum of the percentage so determined in accordance with the Pricing Schedule plus 2.00%, if on such date a Default exists under Section 6.01(a) with respect to such Loan and (ii) the Applicable Margin on any date with respect to all Loans shall be the sum of the percentage so determined in accordance with the Pricing Schedule plus 2.00%, if on such date an Event of Default exists under Section 6.01(a).

         "Assessment Rate" has the meaning set forth in Section 2.06(b).

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset (including without limitation any capital stock held by the Borrower or such Subsidiary), including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions to the Borrower or a Consolidated Subsidiary of the Borrower, (ii) any sale, transfer or other disposition of inventory or obsolete equipment in the ordinary course of business, (iii) any sale, lease or other disposition (or series of related sales, leases or other dispositions) the Net Cash Proceeds of which do not exceed $40,000,000 on an individual basis,
(iv)leases with respect to tangible property entered into in the ordinary course of business, (v) any sale, transfer or other disposition of temporary cash investments in the ordinary course of business, (vi) any sale, transfer or other disposition of any assets if the Borrower notifies the Administrative Agent promptly after the receipt of the proceeds thereof that such proceeds will be committed by the Borrower and its Subsidiaries to be used to purchase similar assets within three months of the date of such notice and will be so used within twelve months of the date of such notice, but only to the extent such proceeds are actually so used,
(vii) any sale, transfer or other disposition of any "margin stock" (within the meaning of the Margin Regulations) for fair value, (viii) any dispositions resulting in Major Property Insurance Proceeds and (ix) any transfer to the Voting Trust of securities of Conrail or of a Subsidiary intended to be merged with Conrail.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Bank" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan which bears interest at a rate per annum based upon the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.06(e) or Article 8.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower.

         "Borrower" means Norfolk Southern Corporation, a Virginia corporation, its successors, and any Person with which the Borrower merges or consolidates, or to which it sells substantially all of its assets, in accordance with
Section 5.09.

         "Borrower's 1995 Form 10-K" means the Borrower's annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrower Pledge Agreement" means the Pledge Agreement to be entered into between the Borrower and the Administrative Agent for the benefit of the Secured Parties named therein, in substantially the form of Exhibit A-1, in respect of the Trust Certificates (as defined in the Voting Trust Agreement), if any, held by the Borrower, the capital stock of any Significant Subsidiary owned directly by the Borrower and certain Debt held by the Borrower.

         "Borrowing" has the meaning set forth in Section 1.03.

         "CD Base Rate" has the meaning set forth in Section 2.06(b).

         "CD Loan" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

          "CD Rate" means a rate of interest determined pursuant to Section 2.06(b) on the basis of an Adjusted CD Rate.

         "CD Reference Banks" means The First Bank of Chicago, Wachovia Bank of North Carolina and Morgan Guaranty Trust Company of New York.

         "Class" has the meaning set forth in Section 1.03.

         "Closing Date" means the date this Agreement becomes effective in accordance with Section 9.08(b).

         "Collateral" means the collateral purported to be subject to the Liens of the Collateral Documents.

         "Collateral Documents" means the Pledge Agreements, any additional pledges required to be delivered pursuant to the Loan Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

         "Commitment" means any Term Loan Commitment or Revolving Credit Commitment, and "Commitments" means any or all of the foregoing, as the context may require.

         "Commitment Schedule" means the Schedule attached hereto and identified as such.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Conrail" means Conrail Inc., a Pennsylvania corporation, and its successors (including, without limitation, the survivor of the Merger, whether or not Conrail, Inc.).

         "Consolidated Capital Expenditures" means, for any period, the expenditures for additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

         "Consolidated EBITDA" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest

Expense, (ii) consolidated income tax expense, (iii) consolidated depreciation and amortization expense and (iv) special charges, restructuring charges and charges taken in connection with unusual or infrequent accounting adjustments and minus, to the extent reflected in Consolidated Net Income, non-recurring items of gain (it being understood that gains realized by the Borrower and its Consolidated Subsidiaries upon sales of assets consistent with past practices are not non-recurring for this purpose). On the basis set forth in the immediately preceding sentence, (x) Consolidated EBITDA for the fiscal quarter ended June 30, 1996 was $731,000,000 and (y) Consolidated EBITDA for the fiscal quarter ended September 30, 1996 was $780,000,000.

            "Consolidated Interest Expense" means, for any period, the aggregate interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period; provided that if any determination of Consolidated Interest Expense is required to be made for any period commencing prior to the Consummation Date, such determination shall be made on a pro forma basis as if all Debt outstanding at the date of determination had been outstanding since the first day of the relevant period. On the basis set forth in the immediately preceding sentence, Consolidated Interest Expense for the fiscal quarters ended June 30, 1996 and September 30, 1996, respectively, was $265,000,000.

         "Consolidated Net Income" means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive, solely for purposes of the definition of Consolidated EBITDA, of the effect of any extraordinary gain or loss.

         "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries as of such date.

         "Consolidated Subsidiary" means at any date with respect to any Person , any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, a "Consolidated Subsidiary" shall be a Consolidated Subsidiary of the Borrower; provided that, for purposes of Article 3 and Sections 4.04(c) and 5.07 and related definitions as used for purposes thereof, on any date prior to the Consummation Date, Conrail shall be deemed to be (and to have at all times been) a wholly-owned Consolidated Subsidiary of the Borrower.

         "Consummation Date" means the later of the Merger Date and the STB Approval Date.

         "Continuing Director" has the meaning set forth in Section 6.01(l).

         "Debt" of any Person means at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit,
(vi) any capital stock of such Person which is redeemable otherwise than at the sole option of such Person, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(viii) all Debt of others Guaranteed by such Person.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Documentation Agent" means Merrill Lynch Capital Corporation in its capacity as Documentation Agent for the Banks hereunder.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans"  means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.06(b).

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the transport, manufacture, processing, distribution, use, treatment, storage, disposal or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Consolidated Subsidiary, are treated as a single employer under
Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.06(c) on the basis of a London Interbank Offered Rate.

         "Euro-Dollar Reference Banks" means the principal London offices of The First National Bank of Chicago, Wachovia Bank of North Carolina and Morgan Guaranty Trust Company of New York.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" means the Credit Agreement dated as of March 29, 1994, and amended and restated as of July 31, 1996, among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent for such banks.

         "Exposure" means, at any time as to any Bank, the sum of (i) such Bank's Term Loan Commitment(s), plus (ii) the outstanding principal amount of such Bank's Term Loans plus (iii) such Bank's Revolving Credit Commitment, if still in existence, or the outstanding principal amount of such Bank's Revolving Credit Loans and Money Market Loans, if its Revolving Credit Commitment is no longer in existence.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "First Borrowing Date" means the date of the first Borrowing hereunder. The First Borrowing Date may occur on or prior to the Acquisition Date.

         "First Offer" means the offer by the Offeror to purchase up to 9.9% of the outstanding shares of Common Stock and Series A ESOP Convertible Junior Preferred Stock of Conrail at $115 net per share pursuant to the First Offer to Purchase.

         "First Offer to Purchase" means the Offer to Purchase dated October 24, 1996 by the Offeror to the stockholders of Conrail, as supplemented as of January 22, 1997, and as further amended from time to time in accordance with its terms.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "Group of Loans" means at any time a group of Loans of any Class consisting of (i) all Loans of such Class which are Base Rate Loans at such time or (ii) all Loans of such Class which are Euro-Dollar Loans or CD Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Information Memorandum" means the Information Memorandum dated October 28, 1996 furnished to the Banks in connection with this Agreement.

         "Initial Conrail Investment" means the purchase by the Borrower, directly or indirectly (including without limitation through the Voting Trust), of up to (but not in excess of) 9.9% in the aggregate of the outstanding shares of Common Stock and Series A ESOP Convertible Junior Preferred Stock of Conrail pursuant to the First Offer.

         "Interest Coverage Ratio" means, at any date, the ratio of (i) Consolidated EBITDA less Net Consolidated Capital Expenditures to (ii) Consolidated Interest Expense, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

              (c) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date; and

              (d) no Interest Period applicable to any Term Loan of any Class shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans of such Class unless the aggregate principal amount of Term Loans of such Class represented by Base Rate Loans, or by Fixed Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

         (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

              (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) or (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

              (b) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date; and

              (c) no Interest Period applicable to any Term Loan of any Class shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans of such Class unless the aggregate principal amount of Term Loans of such Class represented by Base Rate Loans, or by Fixed Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

         (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (c) any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date.

         (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

              (b) any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Leverage Ratio" means, at any date, the ratio of Total Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan, a CD Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means any combination of the foregoing, as the context may require; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Loan Documents" means this Agreement, the Collateral Documents, the Subsidiary Guarantee Agreement and any Notes delivered pursuant hereto.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

         "Major Property Insurance Proceeds" means:

              (i) the aggregate insurance proceeds from third parties in excess of $25,000,000 received in connection with one or more related events by the Borrower or any of its Subsidiaries under any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or

              (ii) any award or other compensation in excess of $25,000,000 received with respect to any condemnation of property (or, in the case of any transfer or disposition of property in lieu of condemnation, the book value of such property) by the Borrower or any of its Subsidiaries, provided that such proceeds, award or other compensation shall not constitute Major Property Insurance Proceeds if the Borrower notifies the Administrative Agent promptly after the receipt thereof that such proceeds, award or other compensation will be committed by the Borrower and its Subsidiaries to be used to repair or replace the asset so affected within three months of the date of such notice and will be so used within twelve months of the date of such notice, but only to the extent such proceeds, award or other compensation is actually so used.

         "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time.

         "Material Adverse Change" has the meaning specified in Section 4.04(c).

         "Material Debt" means Debt (other than under the Loan Documents ) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.

         "Merger" means the "Proposed Merger" between Conrail and the Offeror (or any other wholly-owned Subsidiary of the Borrower party to the Subsidiary Pledge Agreement) as described and defined in the First Offer to Purchase, pursuant to which Conrail shall become a wholly-owned Subsidiary of the Borrower and its outstanding stock shall cease to be "margin stock" within the meaning of the Margin Regulations.

         "Merger Date" means the date of consummation of the Merger.

         "Moody's" means Moody's Investors Service, Inc.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as interest or similar income or other proceeds of any noncash proceeds of any Asset Sale), less (a) any fees, costs and expenses reasonably incurred by such Person in respect of such Reduction Event and (b) if such Reduction Event is an Asset Sale, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof, (ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Cash Proceeds); and (v) all distributions and other payments required to be made (or made on a pro rata basis) to minority interest holders in Subsidiaries of such Person as a result of such Reduction Event.

         "Net Consolidated Capital Expenditures" means, for any period with respect to the Borrower and its Consolidated Subsidiaries, (i) Consolidated Capital Expenditures for such period plus (ii) to the extent not included in such Consolidated Capital Expenditures, the aggregate amount of expenditures or additions to property, plant and equipment and other capital expenditures financed with the proceeds of capital leases or other Debt minus (iii) the Net Cash Proceeds of any sale, transfer or other disposition of assets described in clause (iii) or (vi) of the definition of "Asset Sale" and consummated during such period or any prior period or (y) insurance proceeds received during such period or any prior period. On the basis set forth in the immediately preceding sentence, (x) Net Consolidated Capital Expenditures for the fiscal quarter ended June 30, 1996 were $306,000,000 and (y) Net Consolidated Capital Expenditures for the fiscal quarter ended September 30, 1996 were $238,000,000.

         "Notes" has the meaning set forth in Section 2.16(b).

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

         "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

         "Obligor" means the Borrower or any Subsidiary Guarantor, and "Obligors" means all of the foregoing.

         "Offeror" means Atlantic Acquisition Corporation, a Pennsylvania corporation and a wholly-owned Subsidiary of the Borrower, and its successors.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pledge Agreement" means the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, and "Pledge Agreements" means both of them.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Quarterly Dates" means each March 31, June 30, September 30 and December 31.

         "Reduction Event" means (i) any Asset Sale, (ii) the incurrence of any Debt by the Borrower or any of its Subsidiaries in reliance on subsection (c) or (j) of Section 5.11, (iii) the incurrence of any Debt by the Borrower or a Subsidiary in reliance on subsection (i) of Section 5.11 ("CP Debt") if, and solely to the extent that, (A) such CP Debt is incurred after the Acquisition Date ("Post Acquisition CP Debt"), (B) after giving effect thereto and the application of the proceeds thereof, the aggregate outstanding principal amount of CP Debt (whenever incurred) is increased and (C) after giving effect thereto and the application of the proceeds thereof, the aggregate outstanding principal amount of Post Acquisition CP Debt exceeds the aggregate principal amount of Post Acquisition CP Debt which has previously given rise to a Reduction Event pursuant to this clause (iii) , (iv) the issuance of any equity securities by the Borrower or any of its Subsidiaries (other than (w) equity securities issued in consideration for the acquisition of any assets (including, without limitation, any equity interests of any other Person), (x) equity securities issued to the Borrower or any of its Subsidiaries, (y) directors' qualifying shares and (z) equity securities issued in the ordinary course of business in connection with now or hereafter existing employee stock purchase plans and other employee compensation arrangements (but excluding from this clause (z) any equity securities issued or sold to Conrail's Matched Savings Plan (or any successor plan) and purchased by such Plan (or any successor plan), (v) receipt of Major Property Insurance Proceeds, (vi) any Extraordinary Distribution (as defined in either Pledge Agreement) by the Voting Trust or (vii) receipt by the Borrower or any of its Subsidiaries at any time on or after the Consummation Date of any payment with respect to amounts outstanding under the loan between Conrail and the trust under Conrail's Matched Savings Plan (other than repayments in an amount not exceeding the sum of (a) any amounts contributed by the Borrower or any of its Subsidiaries to such trust and (b) any dividends received by such trust with respect to stock of the Borrower or any of its Subsidiaries). The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by
Article 5 of this Agreement.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Release Event" means that the Borrower's senior unsecured long-term debt is rated BBB-or higher by S&P and Baa3 or higher by Moody's. The credit ratings to be utilized for purposes of this definition shall be the new (or confirmed) ratings of the Borrower's senior unsecured long-term debt announced (either before or after the Acquisition) by Moody's and S&P giving effect to the Acquisition (and, if applicable, giving effect to the termination of the Collateral Documents as a consequence of such rating).

         "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Exposures at such time.

         "Restricted Investment" means any Investment in Conrail or any of its Subsidiaries, including without limitation any purchase of any shares of Common Stock, Series A ESOP Convertible Junior Preferred Stock or any other capital stock of Conrail, other than (i) the Acquisition itself and (ii) the Initial Conrail Investment.

         "Revolving Credit Bank" means each Bank identified in the Commitment Schedule as having a Revolving Credit Commitment and each Assignee which acquires a Revolving Credit Commitment and/or Revolving Credit Loans pursuant to Section 9.06(c), and their respective successors.

         "Revolving Credit Commitment" means,

              (i) with respect to each Revolving Credit Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank under the heading "Revolving Credit Commitment" in the Commitment Schedule, or

              (ii) with respect to each Assignee which becomes a Revolving Credit Bank pursuant to Section 9.06(c), the amount of the Revolving Credit Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to
Section 2.09 or 2.12 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.06(c).

         "Revolving Credit Loan" means a loan made by a Revolving Credit Bank pursuant to Section 2.01(d).

         "Revolving Credit Period" means the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

         "Revolving Credit Termination Date" means August 1, 1997; provided that the Revolving Credit Termination Date shall be extended to the date which is the fifth anniversary of the Closing Date if on or prior to August 1, 1997 the Acquisition Date shall have occurred (or, if such fifth anniversary date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Revolving Credit Termination Date shall be the next preceding Euro-Dollar Business Day).

         "Second Offer" means the offer by the Offeror to purchase all the outstanding shares of Common Stock and Series A ESOP Convertible Junior Preferred Stock of Conrail at $115 net per share pursuant to the Second Offer to Purchase.

         "Second Offer to Purchase" means an Offer to Purchase by the Offeror to the stockholders of Conrail, the terms and conditions of which Offer to Purchase shall be substantially identical to those of the First Offer to Purchase as supplemented as of December 20, 1996, as amended from time to time in accordance with its terms; provided that no such amendment (other than (i) any amendment effecting an extension of the expiration date of the Second Offer and (ii) any amendments not affecting the conditions to or any material term of the Second Offer) shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Banks.

         "Significant Subsidiary" means, at any time, (i) Norfolk Southern Railway Company, (ii) Norfolk and Western Railway Company, (iii) the Offeror,
(iv) solely on and after the Consummation Date, Conrail and (v) each other Subsidiary (x) whose assets (or, in the case of a Subsidiary which has subsidiaries, consolidated assets) as shown on the latest financial statements delivered by the Borrower pursuant to, prior to the Consummation Date, Section 5.01(a)(ii) or (b)(y) and, on or after the Consummation Date, Section 5.01(a)(i) or (b)(x), as the case may be, are (A) at least 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries (including for such purpose Conrail and its Subsidiaries, all as shown on such financial statements) at such time and (B) at least $1,500,000,000 or (y) whose operating income (or, in the case of a Subsidiary which has subsidiaries, consolidated operating income) as shown on the latest financial statements delivered by the Borrower pursuant to, prior to the Consummation Date, Section 5.01(a)(ii) or (b)(y) and, on or after the Consummation Date, Section 5.01(a)(i) or (b)(x), as the case may be, is (A) at least 5% of the consolidated operating income of the Borrower and its

Consolidated Subsidiaries (including for such purpose Conrail and its Subsidiaries, all as shown on such financial statements) at such time and (B) at least $150,000,000.

         "STB" means the Surface Transportation Board, an agency of the Federal Government of the United States of America.

         "STB Approval Date" means the date on which the STB approves the acquisition of control of Conrail by the Borrower, without any terms or conditions not satisfactory to the Borrower.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, a "Subsidiary" means a Subsidiary of the Borrower. Except as otherwise specified, the Voting Trust and Conrail and its Subsidiaries shall not be deemed Subsidiaries of the Borrower prior to the Consummation Date.

         "Subsidiary Guarantee Agreement" means a Subsidiary Guarantee Agreement by the Subsidiary Guarantors in favor of the Administrative Agent in substantially the form of Exhibit B.

         "Subsidiary Guarantors" means the Significant Subsidiaries from time to time parties to the Subsidiary Guarantee Agreement.

         "Subsidiary Pledge Agreement" means the Pledge Agreement to be entered into between the Significant Subsidiaries and the Administrative Agent for the benefit of the Secured Parties named therein, in substantially the form of Exhibit A-2, in respect of the Trust Certificates (as defined in the Voting Trust Agreement) held by Offeror and the capital stock and indebtedness of any Significant Subsidiary owned directly by any such Significant Subsidiary.

         "Term Availability Period" means the period from and including the Closing Date to and including the Merger Date.

         "Term Loan" means a Term Loan-I, a Term Loan-II or a Term Loan-III.

         "Term Loan Bank" means a Term Loan-I Bank, a Term Loan-II Bank or a Term Loan-III Bank.

         "Term Loan Commitment" means a Term Loan-I Commitment, a Term Loan-II Commitment or a Term Loan-III Commitment.

         "Term Loan-I" means a loan made by a Term Loan-I Bank pursuant to
Section 2.01(a).

         "Term Loan-I Bank" means each Bank identified in the Commitment Schedule as having a Term Loan-I Commitment and each Assignee which acquires a Term Loan-I Commitment and/or Term Loan-I pursuant to Section 9.06(c), and their respective successors.

         "Term Loan-I Commitment" means,

              (i) with respect to each Term Loan-I Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank under the heading "Term Loan-I Commitment" in the Commitment Schedule, or

              (ii) with respect to each Assignee which becomes a Term Loan-I Bank pursuant to Section 9.06(c), the amount of the Term Loan-I Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to
Section 2.09 or 2.12 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.06(c).

         "Term Loan-II" means a loan made by a Term Loan-II Bank pursuant to
Section 2.01(b).

         "Term Loan-II Bank" means each Bank identified in the Commitment Schedule as having a Term Loan-II Commitment and each Assignee which acquires a Term Loan-II Commitment and/or Term Loan-II pursuant to Section 9.06(c), and their respective successors.

         "Term Loan-II Commitment" means,

              (i) with respect to each Term Loan-II Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank under the heading "Term Loan-II Commitment" in the Commitment Schedule, or

              (ii) with respect to each Assignee which becomes a Term Loan-II Bank pursuant to Section 9.06(c), the amount of the Term Loan-II Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to
Section 2.09 or 2.12 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.06(c).

         "Term Loan-III" means a loan made by a Term Loan-III Bank pursuant to
Section 2.01(c).

         "Term Loan-III Bank" means each Bank identified in the Commitment Schedule as having a Term Loan-III Commitment and each Assignee which acquires a Term Loan-III Commitment and/or Term Loan-III pursuant to Section 9.06(c), and their respective successors.

         "Term Loan-III Commitment" means,

              (i) with respect to each Term Loan-III Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank under the heading "Term Loan-III Commitment" in the Commitment Schedule, or

              (ii) with respect to each Assignee which becomes a Term Loan-III Bank pursuant to Section 9.06(c), the amount of the Term Loan-III Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to
Section 2.09 or 2.12 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.06(c).

         "Total Debt" means at any date the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Type" has the meaning set forth in Section 1.03.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefit liabilities (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Voting Trust" means the voting trust established pursuant to the Voting Trust Agreement.

         "Voting Trust Agreement" means the Voting Trust Agreement contemplated by the First Offer to Purchase, as amended and in effect on the Acquisition Date and as the same may be further amended from time to time in accordance with the provisions thereof and hereof.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks. The pro forma condensed financial statements to be delivered by the Borrower pursuant to Sections 5.01(a)(ii) or 5.01(b)(y)(A) shall be prepared on a basis consistent with the pro forma condensed financial information presented in the Information Memorandum.

         SECTION 1.03. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term Loan-I, Term Loan-II, Term Loan-III or Revolving Credit Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan, a CD Loan, a Base Rate Loan or a Money Market Loan, each of which constitutes a "Type". Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Euro-Dollar Term Loan-I") indicates that such Loan is both a Term Loan-I and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

                                   ARTICLE 2

                                   THE CREDIT

         SECTION 2.01. Commitments to Lend. (a) Term Loan-I Facility. During the Term Availability Period each Term Loan-I Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan-I to the Borrower on each of the Acquisition Date and the Merger Date in amounts not to exceed in the aggregate the amount of its Term Loan-I Commitment. The Term Loan-I Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.11 or Section 2.12 shall not be reborrowed.

         (b) Term Loan-II Facility. During the Term Availability Period each Term Loan-II Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan-II to the Borrower on each of the Acquisition Date and the Merger Date in amounts not to exceed in the aggregate the amount of its Term Loan-II Commitment. The Term Loan-II Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.11 or
Section 2.12 shall not be reborrowed.

         (c) Term Loan-III Facility. During the Term Availability Period each Term Loan-III Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan-III to the Borrower on each of the Acquisition Date and the Merger Date in amounts not to exceed in the aggregate the amount of its Term Loan-III Commitment. The Term Loan-III Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.11 or Section 2.12 shall not be reborrowed.

          (d) Revolving Credit Facility. During the Revolving Credit Period, each Revolving Credit Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in an aggregate amount at any time outstanding not to exceed the amount of its Revolving Credit Commitment. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.01(d), prepay Revolving Credit Loans to the extent permitted by Section 2.11 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.01(d).

          (e) Minimum Amount. Each Borrowing under this Section 2.01 shall be in the aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments of the relevant Class) and shall be made from the several Banks ratably in proportion to their respective Commitments of the relevant Class.

         SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and
(z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)   the aggregate amount of such Borrowing,

         (c) the Class and initial Type of Loans comprising such Borrowing; and

          (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings.

         (a) The Money Market Option. In addition to Revolving Credit Borrowings pursuant to Section 2.01, but within the limitations of the Revolving Credit Commitments as contemplated by Sections 3.04(b) and (c), the Borrower may, as set forth in this Section, request (but is not obligated to request) the Banks from time to time prior to the Revolving Credit Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may make, but shall have no obligation to make, such offers and the Borrower may accept, but shall have no obligation to accept, any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit G hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

              (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

              (ii) the proposed aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

              (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

              (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit H hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of
Exhibit I hereto and shall in any case specify:

                   (A) the proposed date of Borrowing,

                   (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                   (C) in the case of a LIBOR Auction, the margin above or
              below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                   (D) in the case of an Absolute Rate Auction, the rate of
              interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                   (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

                   (A) is not substantially in conformity with Exhibit I hereto or does not specify all of the information required by subsection
              (d)(ii);

                   (B) contains qualifying, conditional or similar language;

                   (C) proposes terms other than or in addition to those set
              forth in the applicable Invitation for Money Market Quotes; or

                   (D) arrives after the time set forth in subsection (d)(i).

         (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

              (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

              (ii) the aggregate principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

              (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

              (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank participating therein of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to
Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the

Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Maturity of Loans. (a) Each Term Loan-I shall mature, and the principal amount thereof shall be due and payable in full together with accrued interest thereon, on the earlier of (i) the date which falls six months after the date on which the STB issues its final order with respect to the acquisition of control of Conrail by the Borrower (regardless of whether such date is the STB Approval Date) and (ii) the third anniversary of the Closing Date; provided that, in any event, $1,000,000,000 of the principal amount of Term Loan - I shall be payable on the date which is 12 months after the Acquisition Date.

         (b) Each Term Loan-II shall mature, and the principal amount thereof shall be due and payable in full together with accrued interest thereon, on the earlier of the date falling thirty months after the date on which the STB issues its final order with respect to the acquisition of control of Conrail by the Borrower (regardless of whether such date is the STB Approval Date) and the fifth anniversary of the Closing Date.

         (c) Each Term Loan-III shall mature, and the principal thereof shall be payable, in installments as set forth below; provided that (i) solely with respect to the installments of the Term Loan-III payable on March 31, 1997, if the Merger Date shall not have occurred on or prior to such date, (x) the amount of the installment to be repaid on such date shall be $0 and (y) the amount of the installment payable on the last date set forth below shall be increased by $75,000,000 and (ii) solely with respect to the installments of the Term Loan-III payable on June 30, 1997, if the Merger Date shall not have occurred on or prior to such date, (x) the amount of the installment to be repaid on such date shall be $0 and (y) the amount of the installment payable on the last date set forth below shall be further increased by $75,000,000:

         Date                                                   Amount Due

        3/31/97                                                 75,000,000

        6/30/97                                                 75,000,000
        9/30/97                                                 75,000,000
        12/31/97                                                75,000,000
        3/31/98                                                 75,000,000
        6/30/98                                                 75,000,000
        9/31/98                                                 75,000,000
        12/31/98                                                75,000,000
        3/31/99                                                 125,000,000
        6/30/99                                                 125,000,000
        9/30/99                                                 125,000,000
        12/31/99                                                125,000,000
        3/31/00                                                 125,000,000
        6/30/00                                                 125,000,000
        9/30/00                                                 125,000,000
        12/31/00                                                125,000,000
        3/31/01                                                 125,000,000
        6/30/01                                                 125,000,000
        9/30/01                                                 125,000,000
        12/31/01                                                125,000,000
        3/31/02                                                 125,000,000
        6/30/02                                                 125,000,000
        9/30/02                                                 125,000,000
        12/31/02                                                125,000,000
        3/31/03                                                 100,000,000
        6/30/03                                                 300,000,000

         (d) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be payable in full together with accrued interest thereon, on the Revolving Credit Termination Date.

         (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the day such Loan is made to but excluding the day it becomes due, at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Fixed Rate Loan, on the date such Loan is so converted.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the rate applicable to Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:



                       [    CDBR    ] *
                       --------------
              ACDR  =  [ 1.00 - DRP ] + AR

              ACDR  =  Adjusted CD Rate

              CDBR  =  CD Base Rate

               DRP  =  Domestic Reserve Percentage

               AR   =  Assessment Rate



                 ----------
              * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.06(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         (e) Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate for such day.

         (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.07. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of

"Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The compensation payable pursuant to this Section shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         SECTION 2.08. Facility Fees. The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Exposures, a facility fee for each day at a rate per annum equal to the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule), on the aggregate amount of the Exposures on such day. Such facility fees shall accrue for each day from and including the Closing Date to but excluding the date on which no Bank has any Exposure (the "Termination Date"). Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments of any Class at any time, if no Loans of such Class are outstanding at such time (after giving effect to any mandatory or optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments of any Class in excess of the aggregate outstanding amount of the Loans of such Class.

         SECTION 2.10. Method of Electing Interest Rates. (a) The Committed Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Term Loans and Revolving Credit Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

              (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

              (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in either case effective on the last day of the then current Interest Period applicable to such Loans; and

              (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in either case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans. Notwithstanding the foregoing, the Borrower may not elect to convert any Loan to, or continue any Loan as, a Fixed Rate Loan pursuant to any Notice of Interest Rate Election if at the time such notice is delivered a Default shall have occurred and be continuing.

         (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

              (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

              (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as Fixed Rate Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each

Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.04.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may, (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Group of Base Rate Loans of any Class (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or (ii) upon at least (x) in the case of CD Loans, one Domestic Business Day's notice to the Administrative Agent and (y) in the case of Euro-Dollar Loans, three Euro-Dollar Business Days' notice to the Administrative Agent, and subject, in each case, to Section 2.14, prepay any Group of Fixed Rate Loans of any Class, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment of a Group of Loans shall be applied to prepay ratably the Loans of the Banks included in such Group.

         (b) Except as provided in subsection (a) of this Section 2.11, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof without the consent of the Bank holding such Loan.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12. Mandatory Reduction and Termination of Commitments; Mandatory Prepayments. (a) Subject to subsection (b) below, the Term Commitments shall terminate at the close of business on the last day of the Term Availability Period and the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

         (b) If the Acquisition Date shall not have occurred on or prior to August 1, 1997, all Term Commitments shall terminate on such date.

         (c) Each Term Commitment shall be reduced on the date of and by the principal amount of each Term Loan made pursuant thereto.

         (d) If a Reduction Event shall occur, an amount equal to the Net Cash Proceeds thereof shall be applied in the following order of priority until such amount has been fully applied:

                   First, to the reduction of the unused portion of the Term
              Loan-I Commitments until such unused portion shall have been reduced to zero;

                   Second, to the reduction of the unused portion of the Term
              Loan-II Commitments until such unused portion shall have been reduced to zero;

                   Third, to the reduction of the unused portion of the Term
              Loan-III Commitments until such unused portion shall have been reduced to zero;

                   Fourth, to the prepayment of Term Loans-I, until the Term
              Loans-I shall have been prepaid in full;

                   Fifth, to the prepayment of Term Loans-II, until the Term
              Loans-II shall have been prepaid in full; and

                   Sixth, to the prepayment of Term Loans-III, until the Term
              Loans-III shall have been prepaid in full.

         Each such reduction and/or prepayment shall be made within five Euro-Dollar Business Days receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds, provided that

              (i) if the Net Cash Proceeds in respect of any Reduction Event are less than $5,000,000, such reduction and/or prepayment shall be effective upon receipt of proceeds such that, together with all other such amounts not previously applied, the Net Cash Proceeds are equal to at least $5,000,000; and

              (ii) if any prepayment would otherwise require prepayment of Fixed Rate Loans or portions thereof prior to the last day of the then current Interest Period, then such prepayment shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Banks, be deferred to the last day of such Interest Period.

The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each prepayment required to be made pursuant to this subsection (d).

         (e) Applications of Reductions and Prepayments.

              (i) Each reduction of the Term Commitments and/or prepayment of Term Loans shall be applied ratably to the respective Term Commitments and/or Term Loans of the relevant Class of all Term Loan Banks.

              (ii) The amount of any reduction of the Term Loan-I Commitments and/or prepayments of Term Loans-I pursuant to Sections 2.09, this
         Section 2.12 or Section 2.11 shall be applied to reduce the amount of the scheduled prepayments of the Term Loans-I required pursuant to the proviso set forth in Section 2.05(a) until such amount is reduced to zero.

              (iii) The amount of any reduction of the Term Loan-III Commitments and/or prepayment of Term Loans-III pursuant to Section 2.09, this Section 2.12 or Section 2.11 shall be applied to reduce ratably by amount the then remaining amounts of subsequent scheduled payments of the Term Loans-III required pursuant to Section 2.05.

              (iv) Each payment of principal of the Term Loans of any Class shall be made together with interest accrued and unpaid on the amount repaid to the date of payment.

              (v) Each payment of the Term Loans of any Class shall be applied to such Group or Groups of Loans of such Class as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

         SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank, for the account of its Applicable Lending Office, its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(c) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense indicating in reasonable detail the computation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.16. Registry. (a) The Administrative Agent shall maintain a register (the "Register") on which it will record the Commitment(s) of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank.

Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any Bank, the assignment or other transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 9.06(c). The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Bank shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.06(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Bank at any reasonable time upon reasonable prior notice to the Administrative Agent. The Borrower may not replace any Bank pursuant to Section 8.06 unless, with respect to any Notes held by such Bank, the requirements of this subsection have been satisfied. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment(s) and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Obligor under the Loan Documents in respect of the Loans.

         (b) The Borrower hereby agrees that, upon the request of any Bank at any time, such Bank's Loans shall be evidenced by a promissory note or notes of the Borrower (each a "Note"), substantially in the form of Exhibit C hereto, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

                                   ARTICLE 3

                            CONDITIONS TO BORROWING

         The obligation of each Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         SECTION 3.01. First Borrowing Date. In the case of the Borrowing on the First Borrowing Date:

         (a) receipt by the Administrative Agent, to the extent requested by any Bank not less than five Domestic Business Days prior to the First Borrowing Date, of any Notes so requested duly executed by the Borrower;

         (b) the fact that all fees and expenses payable on or before the First Borrowing Date by the Borrower for the account of the Banks and their affiliates in connection with this Agreement shall have been paid in full on or before such date in the amounts previously agreed upon in writing;

         (c) receipt by the Administrative Agent of opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower and (ii) Gary Lane, General Counsel-Corporate of the Borrower (or another counsel for the Borrower reasonably satisfactory to the Administrative Agent) substantially in the respective forms of Exhibits D-1 and D-2 hereto;

         (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit E hereto;

         (e) receipt by the Lenders of the financial statements referred to in
Section 4.04(b);

         (f) the fact that the Borrower shall have (i) terminated the commitments of the banks under the Existing Credit Agreement, (ii) repaid in full all loans (if any) outstanding thereunder and all interest (if any) accrued thereon and (iii) paid all facility fees accrued thereunder to but not including the date on which such commitments terminated;

         (g) the fact that, immediately after giving effect to such Borrowing and the application of the proceeds of the Loans included therein, the Borrower shall be in compliance, on a pro forma basis, on the First Borrowing Date with the provisions of subsection (b) of Section 5.07; and

         (h) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

         SECTION 3.02. Acquisition Date. In the case of the Borrowing on the Acquisition Date:

         (a) receipt by the Administrative Agent of counterparts of the Subsidiary Guarantee Agreement, duly executed by the Borrower and by each Subsidiary of the Borrower which is a Significant Subsidiary as of the Acquisition Date and, solely if a Release Event shall not have occurred prior to the Acquisition Date, duly executed counterparts of each Pledge Agreement together with certificates for the Pledged

Stock (as defined in each Pledge Agreement) and the Pledged Certificates (as defined in each Pledge Agreement);

         (b) the fact that all material governmental and third party approvals (including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other consents, but excluding STB approval) necessary in connection with the Acquisition shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any governmental authority which has restrained, prevented or otherwise imposed materially adverse conditions on the Acquisition, and the Administrative Agent shall have received copies, certified by the Secretary or an Assistant Secretary of the Borrower, of all filings made with any governmental authority in connection with the Acquisition which the Agent shall have requested;

         (c) the fact that all fees and expenses payable on or before the Acquisition Date by the Borrower for the account of the Banks and their affiliates in connection with this Agreement shall have been paid in full on or before such date in the amounts previously agreed upon in writing;

         (d) receipt by the Administrative Agent of a certificate of the chief executive officer or the chief financial officer of the Borrower that the Second Offer has been consummated in accordance with the Second Offer to Purchase, without, unless consented to in writing by the Required Banks, waiver of any of the conditions thereof other than the financing condition;

          (e) the fact that the Administrative Agent shall not have received notice from the Required Banks that, in their reasonable determination, any of the conditions of the Second Offer has not been fulfilled other than the financing condition;

          (f) receipt by the Administrative Agent of opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, (ii) Gary Lane, General Counsel-Corporate of the Borrower (or another counsel for the Borrower reasonably satisfactory to the Administrative Agent) and (iii) Williams Kelly & Greer, special Virginia counsel to the Borrower, substantially in the respective forms of Exhibits D-3, D-4 and D-5 hereto;

         (g) the fact that, immediately after giving effect to such Borrowing and the application of the proceeds of the Loans included therein, the Borrower shall be in compliance, on a pro forma basis, on the Acquisition Date with the provisions of each subsection of Section 5.07 (it being understood that with respect to subsections (a) and (c) of such Section the Borrower shall be required to be in compliance on the Acquisition Date with the ratio set forth in each such subsection opposite the period in which the Acquisition Date occurs);

         (h) the fact that the Voting Trust Agreement shall have been executed and delivered and shall be substantially in the form distributed to the Banks prior to the date hereof; and

         (i) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of this Loan Documents and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

         SECTION 3.03. Merger Date. In the case of the Borrowing on the Merger
Date:

         (a) the fact that substantially simultaneously therewith, the Merger shall be consummated and all capital stock of Conrail, after giving effect thereto, shall be held by the Voting Trust (if the Merger Date occurs prior to the STB Approval Date) or by the Borrower or a Significant Subsidiary party to a Pledge Agreement (if the Merger Date occurs on or after the STB Approval
Date); and

         (b) the fact that, immediately after giving effect to such Borrowing and the application of the proceeds of the Loans included therein, the Borrower shall be in compliance on a pro forma basis on the Merger Date with the provisions of each subsection of Section 5.07 (it being understood that with respect to subsections (a) and (c) of such Section the Borrower shall be required to be in compliance on the Merger Date with the ratio set forth in each such subsection opposite the period in which the Merger Date occurs).

         SECTION 3.04. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

              (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

              (b) in the case of a Revolving Credit Borrowing or a Money Market Borrowing, the fact that, immediately after such Borrowing and application of the proceeds thereof, the aggregate outstanding principal amount of the Revolving Credit Loans and the Money Market Loans will not exceed the aggregate amount of the Revolving Credit Commitments;

              (c) in the case of a Revolving Credit Borrowing or a Money Market Borrowing made prior to the Acquisition Date, the fact that, immediately after such Borrowing and application of the proceeds thereof, the aggregate outstanding principal amount of the Revolving Credit Loans and the Money Market Loans will not exceed $1,650,000,000;

              (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

              (e) the fact that the representations and warranties of the Borrower contained in each Loan Document shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c), (d) and (e) of this Section.

         SECTION 3.05. Waiver by Banks. In order to facilitate the satisfaction of the condition set forth in Section 3.01(f) above, each of the parties hereto which is a party to the Existing Credit Agreement waives (i) the requirement in
Section 2.09 thereof that a notice terminating the commitments of the banks thereunder must be given at least three Domestic Business Days prior to such termination, (ii) to the extent necessary, the requirement in Section 2.11(a) thereof that a notice of prepayment of any Base Rate Borrowing (as defined in the Existing Credit Agreement) must be given at least one Domestic Business Day prior to such termination and (iii) to the extent necessary, the prohibition in
Section 2.11 thereof on the prepayment of Fixed Rate Loans (as defined in the Existing Credit Agreement) prior to the maturity thereof (subject to the obligations of the Borrower to pay to each bank party to the Existing Credit Agreement all amounts payable by the Borrower to such bank pursuant to Section
2.13 of the Existing Credit Agreement as a result of any such prepayment).

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants on the date hereof that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia (or, if another corporation has become the Borrower as permitted by Section 5.09, the laws of its jurisdiction of incorporation). The Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not be reasonably expected to result in a Material Adverse Change.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for (i) the filing of UCC-1 financing statements referred to in the Pledge Agreement and (ii) filings with governmental agencies (x) which filings are necessary or desirable in order for the Borrower to comply with disclosure obligations under applicable laws or with Section 5.18 and (y) which filings, if not made, would not have any effect on the validity or enforceability of the Loan Documents and the obligations of the Borrower thereunder) and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Borrower (including without limitation the Margin Regulations) or of the articles of incorporation or by-laws of the Borrower, or of any agreement under which Debt may be incurred or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or result in the creation or imposition of any Lien (other than the Liens of the Pledge Agreements) on any asset of the Borrower or any of its Consolidated Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes, and when executed and delivered in accordance with this Agreement, each other Loan Document will constitute, a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and (ii) equitable principles of general applicability.

         SECTION 4.04. Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders' equity for such fiscal year.

         (b) The unaudited pro forma condensed balance sheet of the Borrower and Conrail as of December 31, 1996 set forth in the Information Memorandum has been prepared on the basis described therein and otherwise in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section and shows the combined financial position of the Borrower and Conrail as if the Consummation Date had occurred on December 31, 1996.

         (c) Except as reflected in the pro forma condensed balance sheet referred to in subsection (b) or elsewhere in the Information Memorandum, since the respective dates as of which information is stated in the Information Memorandum, there has been no material adverse change in the consolidated financial condition, operations, assets, business or prospects of the Borrower and its Consolidated Subsidiaries (including for this purpose Conrail and its Consolidated Subsidiaries), taken as a whole (a "Material Adverse Change").

         SECTION 4.05. Litigation. There is no action, suit or proceeding (including any rate-setting hearing) pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Change or which in any manner draws into question the validity or enforceability of this Agreement or (prior to a Release Event) the Collateral Documents.

         SECTION 4.06. Compliance with Laws. (a) The Borrower and its Consolidated Subsidiaries are in compliance in all material respects with all applicable provisions of the United States Interstate Commerce Act, as amended, and all regulations, orders, rulings and interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

         (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any material contribution or payment due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA or could reasonably be expected to result in the posting of a bond or other security under Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower reviews the effect of applicable Environmental Laws on the business and operations and properties of the Borrower and its Consolidated Subsidiaries, in the course of which it identifies and evaluates actual and potential associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned or as a result of accidents or occurrences involving property or employees of the Borrower and its Consolidated Subsidiaries, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility, restriction on transportation of any substance or reduction in the level of or change in the nature of operations and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of its review, the Borrower has reasonably concluded that applicable Environmental Laws, as they relate to matters known to the Borrower, cannot reasonably be expected to result in a Material Adverse Change.

         SECTION 4.08. Taxes. United States consolidated Federal income tax returns of the Borrower and its Subsidiaries as of the First Borrowing Date have been examined and revenue agent reports have been received for all years up to and including the fiscal year ended December 31, 1992. United States consolidated Federal income tax returns of (i) Norfolk and Western Railway Company and its consolidated subsidiaries have been examined and revenue agent reports have been received through the fiscal year ended December 31, 1981 and
(ii) Southern Railway Company and its consolidated subsidiaries have been examined and closed through the fiscal year ended May 31, 1982. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary or are contesting such assessment in good faith by appropriate proceedings, except where the failure to so pay or file could not be reasonably expected to result in a Material Adverse Change. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Significant Subsidiaries. (a) Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, franchises, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, franchises, consents and approvals could not be reasonably expected to result in a Material Adverse Change.

         (b) As of the date hereof the Borrower owns, and as of the Acquisition Date the Borrower will own, directly or indirectly, all of the shares of capital stock or other ownership interests of Norfolk Southern Railway Company (or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation's assets) except (i) directors' qualifying shares and (ii) not more than 1,100,000 shares of such corporation's $2.60 Cumulative Preferred Stock, Series
A. As of the date hereof the Borrower owns, and as of the Acquisition Date the Borrower will own, directly or indirectly, all of the shares of capital stock or other ownership interests of Norfolk and Western Railway Company (or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation's assets) except directors' qualifying shares.

         SECTION 4.10. Not an Investment Company or a Holding Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.11. Full Disclosure. All written information, taken as a whole, heretofore furnished by the Borrower to any Agent or Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified, it being understood that any such representation and warranty as to the accuracy of information in respect of Conrail and its Subsidiaries with respect to any period ending, or at any time, prior to the Consummation Date is limited to the Borrower's having no actual knowledge that such information is not accurate. The Borrower has disclosed to the Banks or to the Administrative Agent for circulation to the Banks pursuant to Section 5.01 in writing any and all facts known to the Borrower which materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

         SECTION 4.12. Representations in Other Loan Documents True and Correct. Each of the representations and warranties of each Obligor contained in the other Loan Documents is true and correct in all material respects.

         SECTION 4.13. Ownership of Property, Liens. The Borrower and its Subsidiaries have good and marketable title (subject only to Liens permitted by the Loan Documents) to or have valid leasehold interests in, and are in lawful possession of, or, in the case of intellectual property, have valid rights to use, all material properties and other material assets (real or personal, tangible, intangible or mixed) necessary for the continued operation of their businesses, taken as a whole.

         SECTION 4.14. No Default. No Default has occurred and is continuing and neither the Borrower nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to result in a Material Adverse Change.

                                   ARTICLE 5

                                   COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to the Administrative Agent for circulation to each of the Banks:

              (a) promptly after they are publicly available, and in any event within 105 days after the end of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with regulations of the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing, (ii) solely if such fiscal year ended on or prior to the Consummation Date, a pro forma condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related pro forma condensed statements of income, cash flows and changes in stockholders' equity for such fiscal year, prepared in each case on the basis of the assumption that Conrail is a wholly-owned Consolidated Subsidiary of the Borrower at the end of such fiscal year and at all times during such fiscal year and setting forth in each case in comparative form the figures for the previous fiscal year and certified in each case by the chief financial officer or the chief accounting officer of the Borrower as to having been prepared on a basis consistent with the pro forma financial information in the Information Memorandum and (iii) solely if such fiscal year ended on or prior to the Consummation Date, a consolidated balance sheet of Conrail and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year;

              (b) promptly after they are publicly available, and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (x) (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of the Borrower's previous fiscal year, (ii) the related consolidated statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, and
         (iii) the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of the Borrower's previous fiscal year, and (y) solely if such fiscal quarter ended on or prior to the Consummation Date, (A) (i) a pro forma condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of the Borrower's previous fiscal year, (ii) the related pro forma condensed statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, and (iii) the related pro forma condensed statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of the Borrower's previous fiscal year and prepared in each case on the basis of the assumption that Conrail is a wholly-owned Consolidated Subsidiary of the Borrower at the end of such fiscal quarter and at all times during the portion of such fiscal year ended on the last day of such fiscal quarter and (B)(i) a consolidated balance sheet of Conrail and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of Conrail's previous fiscal year, (ii) the related consolidated statement of income for such quarter and for the portion of Conrail's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Conrail's previous fiscal year, and (iii) the related consolidated statement of cash flows for the portion of Conrail's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of Conrail's previous fiscal year, certified by the chief financial officer or the chief accounting officer of the Borrower (m) in the case of information delivered by the Borrower pursuant to clause (x) of this subsection (b) (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency (except for changes in generally accepted accounting principles concurred in by the Borrower's independent public accountants) and (n) in the case of information delivered by the Borrower pursuant to clause (y)(A) of this subsection (b), as to having been prepared on a basis consistent with the pro forma financial information in the Information Memorandum;

              (c) simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer, treasurer or any assistant treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

              (d) within ten days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

              (e) promptly after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

              (f) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

              (g) if and within ten days after the date any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any

         Plan has given or is required to give notice of any such reportable event, in each case which could, when considered together with all other such reportable events which have occurred after the date hereof, reasonably be expected to give rise in the aggregate to a liability of members of the ERISA Group in excess of $50,000,000, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
         (iv) applies for a waiver of the minimum funding standard under
         Section 412 of the Internal Revenue Code, a copy of such application;
         (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
         Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or any Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA or could reasonably be expected to result in the posting of a bond or other security under
         Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

              (h) as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, any actions, suits or proceedings against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Change or which in any manner questions the validity or enforceability of the Loan Documents, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Bank; and

              (i) from time to time such additional publicly available information regarding the financial position or business of the Borrower and its Consolidated Subsidiaries as any Bank through the Administrative Agent may reasonably request.

         SECTION 5.02. Maintenance of Property; Insurance.

              (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property deemed by the Borrower to be useful and necessary to its business in such order and condition as the Borrower shall consider prudent.

              (b) The Borrower will maintain purchased insurance and self-insurance consistent with prudent industry and financial practice, covering (without limitation) the risk of (i) physical damage to real and personal property of the Borrower and each of its Subsidiaries on an all risks basis and (ii) public liability of the Borrower and each of its Subsidiaries. The Borrower will maintain sufficient purchased insurance to prevent a material increase in the Leverage Ratio as a result of a property or casualty loss or as a result of the imposition of any reasonably foreseeable liability.

         SECTION 5.03. Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect its corporate existence, except as permitted by Section 5.09, and its rights, privileges and franchises reasonably deemed by the Borrower to be necessary or desirable in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change. The Borrower will cause each of its Significant Subsidiaries to continue to engage in business of the same general type as now conducted by it, and will cause each of them to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises reasonably deemed by the Borrower to be necessary or desirable in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change. Nothing in this
Section 5.03 shall prohibit a merger, consolidation or share exchange pursuant to which any two corporations shall be combined into a single corporation or the acquisition by any corporation of substantially all of the assets of another corporation.

         SECTION 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, the Interstate Commerce Act, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failure could not be reasonably expected to result in a Material Adverse Change.

         SECTION 5.05. Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would by law give rise to a Lien not permitted by this Agreement), except where the same may be contested in good faith by appropriate proceedings or could not be reasonably expected to result in a Material Adverse Change, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives designated in writing by any Bank at such Bank's expense, and subject to such limitations as the Borrower may reasonably impose to insure safety or compliance with any applicable legal or contractual restrictions, to visit and inspect any of their respective properties, to examine and make abstracts from any of their corporate books and financial records and to discuss their respective affairs, finances and accounts with their respective principal officers, all at such reasonable times during normal business hours, after reasonable prior notice and as often as may reasonably be desired.

         SECTION 5.07. Financial Covenants. (a) Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower ended on or after the Acquisition Date and ending during each period set forth below, the Interest Coverage Ratio will not be less than the ratio set forth below opposite such period:

                    PERIOD                                  RATIO

              3/31/97-6/29/98                                1.45
              6/30/98-12/30/98                               1.70
              12/31/98-12/30/99                              1.95
              12/31/99-12/30/00                              2.35
              12/31/00-12/30/01                              2.85
              Thereafter                                     3.40

         (b) Minimum Consolidated Net Worth. At the last day of any fiscal quarter ended on or after the First Borrowing Date, Consolidated Net Worth of the Borrower plus the Net Worth Add Back, in each case at such date, will not be less than an amount equal to the sum of (i) $4,000,000,000 plus (ii) an amount equal to 50% of Adjusted Consolidated Net Income for each fiscal quarter of the Borrower commencing on or after the First Borrowing Date and ending on or prior to the date of determination, in each case, for which Adjusted Consolidated Net Income is positive (but with no deduction on account of negative Adjusted Consolidated Net Income for any fiscal quarter of the Borrower) plus (iii) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Borrower), received by the Borrower from the issuance and sale after the First Borrowing Date of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (w) to a Subsidiary of the Borrower, (x) to directors as qualifying shares, (y) in the ordinary course of business in connection with now or hereafter existing employee stock purchase plans and other employee compensation arrangements or (z) which is required to be redeemed, or is redeemable at the option of the holder, at any time) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after the date hereof. For purposes of this subsection (b), the following terms have the following meanings:

         "Net Worth Add Back" means, at any date, an amount equal to the lesser of (A) $600,000,000 and (B) the aggregate amount of Adjustment Amounts for all fiscal quarters of the Borrower commencing on or after the First Borrowing Date and ending on or prior to the date of determination.

         "Adjustment Amount" means, for any fiscal quarter, an amount equal to the absolute amount by which Consolidated Net Income for such quarter was reduced by reason of special charges taken by the Borrower and its Consolidated Subsidiaries in connection with the Acquisition and the Initial Conrail Investment.

         "Adjusted Consolidated Net Income" means, for any fiscal quarter, an amount equal to Consolidated Net Income for such fiscal quarter plus the Adjustment Amount, if any, for such fiscal quarter; provided that the aggregate amount of the Adjustment Amounts added to Consolidated Net Income for purposes of such computations hereunder shall not exceed $600,000,000.

          (c) Leverage Ratio. The Leverage Ratio will not exceed, at any time on or after the Acquisition Date during any period set forth below, the applicable ratio set forth below for such period:

                   PERIOD                                  RATIO

              3/31/97-6/29/98                               5.50

              6/30/98-12/30/98                              5.10

              12/31/98-12/30/99                             4.75

              12/31/99-12/30/00                             4.00

              12/31/00-12/30/01                             3.30

              12/31/01-12/30/02                             2.75

              Thereafter                                    2.35


         SECTION 5.08. Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any Investment in a Subsidiary now directly owned or hereafter directly acquired by the Borrower, except Liens created by the Collateral Documents and Liens described in clause (i) below. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any other asset now owned or hereafter acquired by it except:


         (a) Liens created by the Collateral Documents;

         (b) Liens existing on the date of this Agreement that have attached (or that hereafter attach, pursuant to agreements in effect on the date hereof, to assets not owned by Persons subject to such agreements on the date hereof) securing Debt in an aggregate principal amount not exceeding $900,000,000;

         (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

         (d) any Lien (created pursuant to an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or rebuilding such asset;

         (e) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

         (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

         (g) Liens created, assumed or existing on assets associated with real estate development projects or development joint ventures;

         (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (i) inchoate tax Liens;

         (j) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $600,000,000 and (iii) do not in the aggregate materially detract from the value of its material assets or materially impair the use thereof in the operation of its business;

         (k) Liens on "margin stock" (as defined in the Margin Regulations), if and to the extent that the value of such margin stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section; and

         (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not in excess of $600,000,000.

         SECTION 5.09. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that the Borrower may merge or consolidate with another Person or sell all or substantially all of its assets to another Person if:

         (A) the Person surviving such merger or consolidation, or the Person that acquires substantially all of the Borrower's assets, is a business corporation incorporated under the laws of a State of the United States of America;

         (B) the Person surviving such merger or consolidation, if not the Borrower, or the Person that acquires substantially all of the Borrower's assets, (i) executes and delivers to the Administrative Agent and each of the Banks an instrument in form reasonably satisfactory to the Administrative Agent pursuant to which such Person assumes all of the Borrower's obligations under the Loan Documents as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, the full and punctual payment of all other amounts payable hereunder and the performance of all of the other covenants and agreements contained herein and
(ii) if requested by the Required Banks, delivers an opinion of counsel satisfactory to the Required Banks covering the matters set forth in Exhibits D-1 through D-5, in each case after giving effect to such merger, consolidation or sale of assets, as the case may be; and

         (C) immediately after giving effect to such merger, consolidation or sale of assets, no Default shall have occurred and be continuing and the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects as if made immediately after such merger, consolidation or sale of assets.

         It is understood that: (i) the reference in Section 4.04(c) to changes in respect of the Borrower and its Consolidated Subsidiaries refers to changes from the business and consolidated financial position of Norfolk Southern Corporation and its Consolidated Subsidiaries at such date, including changes that occur as a result of another Person becoming the Borrower pursuant to such a merger, consolidation or sale of assets and (ii) the references in Section 6.01(l) to individuals who were directors of the Borrower at any time before such a merger, consolidation or sale of assets refers only to individuals who were directors of the Person who was the Borrower at that time. No Person who was the Borrower shall be released from any of its obligations hereunder upon the assumption of such obligations by another Person. For purposes of this Section, the term "consolidate with" means a transaction in which the Borrower and another corporation consolidate to form a new corporation pursuant to the laws of their jurisdictions of incorporation and in which the Borrower and such other corporation cease to exist as separate corporate entities.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale (i) unless the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief financial officer of the Borrower) and (ii) unless, after giving effect thereto, (a) the aggregate fair market value of the assets disposed of in all Asset Sales (other than Acquisition Asset Sales) (1) during any fiscal year of the Borrower ended after the Closing Date would not exceed $350,000,000 and (2) from and after the Closing Date would not exceed $1,000,000,000 and (b) the aggregate fair market value of the assets disposed of in all Acquisition Asset Sales from and after the Closing Date would not exceed $1,500,000,000; provided that (x) the consideration for any Asset Sale shall consist solely of (A) cash payable at closing or (B) instruments obligating the purchaser (or an affiliate) to make cash payments at a subsequent date, in an aggregate amount not to exceed 50% of the purchase price with respect to such Asset Sale and (y) the aggregate principal amount of instruments described in clause (x)
(B) of this proviso at any one time held by the Borrower and its Subsidiaries will not exceed $200,000,000 with respect to all Asset Sales (other than Acquisition Asset Sales) and will not exceed $0 with respect to all Acquisition Asset Sales. For purposes of this subsection, "Acquisition Asset Sale" means any Asset Sale (i) the consummation of which is an express condition (either precedent or subsequent) to the approval by the STB of the direct or indirect acquisition of control of Conrail by the Borrower or (ii) which is consummated in connection with, or as a condition precedent to, the consummation of a merger or other business combination between the Borrower or any of its Subsidiaries and Conrail (including without limitation the Merger).

         SECTION 5.10. Use of Proceeds. The proceeds of the Term Loans will be used by the Borrower to finance the Acquisition, to pay related fees and expenses and, at the option of the Borrower, to refinance Debt of the Borrower or any Subsidiary incurred in reliance on Section 5.11(i), Revolving Credit Loans or Money Market Loans outstanding on the Acquisition Date. The proceeds of the Revolving Credit Loans and Money Market Loans made prior to the Acquisition Date will be used by the Borrower to make the Initial Conrail Investment, to refinance a portion of the existing bank debt of the Borrower (including the Existing Credit Agreement), and for other general corporate purposes and may be used by the Borrower to repay maturing commercial paper. The proceeds of the Revolving Credit Loans and Money Market Loans made on or after the Acquisition Date will be used by the Borrower to finance the Acquisition, to pay related fees and expenses, and for other general corporate purposes (including without limitation, at the option of the Borrower, to refinance Debt of the Borrower or any Subsidiary incurred in reliance on
Section 5.11(i), Revolving Credit Loans or Money Market Loans outstanding on the Acquisition Date).

         SECTION 5.11. Limitation on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

         (a) Debt under the Loan Documents;

         (b) Debt owing to the Borrower or a Subsidiary all of the outstanding common stock of which (other than directors' qualifying shares) is owned directly or indirectly by the Borrower;

         (c) Debt of Subsidiaries not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not exceeding $500,000,000;

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         (d) Debt of the Borrower (and not of any Subsidiary) not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not exceeding $100,000,000;

         (e) Guarantees (i) by the Borrower of the Debt of a Subsidiary, (ii) by any Significant Subsidiary of Debt of the Borrower and (iii) by any Subsidiary of Debt of its own Subsidiaries, provided that the Guaranteed Debt is permitted under this Section;

         (f) Debt of any Person at the time such Person becomes a Subsidiary and not incurred in contemplation of such event;

         (g) Debt of the Borrower or a Subsidiary in existence on the Closing Date and extensions, renewals and refinancings thereof (it being understood that any Debt under the Existing Credit Agreement shall be refinanced on the First Borrowing Date solely with Loans);

         (h) Debt of Subsidiaries incurred or assumed (in connection with an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) for the purpose of directly or indirectly financing all or any part of the cost of acquiring, constructing or rebuilding any asset and any renewal, extension or refinancing thereof; provided that the aggregate principal amount of such Debt (other than extensions, renewals and refinancings) incurred or assumed in any fiscal year of the Borrower pursuant to this clause (h) shall not exceed $350,000,000;

         (i) short-term Debt of the Borrower (and not of any Subsidiary) evidenced by commercial paper or similar instruments; and

         (j) Debt of the Borrower (and not of any Subsidiary) which matures not earlier than six months after the final maturity date of the Term Loans.

         SECTION 5.12. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm's-length basis on terms no less favorable in any material respect to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class or (ii) transactions entered into in the ordinary course of business with joint ventures in which the Borrower has a direct or indirect interest to the extent the Borrower has determined

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in its reasonable judgment that the business purpose achieved by such transactions renders the terms thereof reasonable.

         SECTION 5.13. No Modification of the Voting Trust Agreement Without Bank Consent. The Borrower will not, and will not permit any of its Subsidiaries to, consent to or solicit any amendment or supplement to, or any waiver or other modification of, the Voting Trust Agreement in any manner which could reasonably be expected to materially adversely affect the rights of the Banks under the Loan Documents or their ability to enforce the same.

         SECTION 5.14. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than the Loan Documents, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to Borrower or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired as security for the obligations of the Borrower under the Loan Documents; provided that the foregoing shall not apply to (i) restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement (or in the case of Debt of a Person which hereafter becomes a Subsidiary, outstanding on the date such Person becomes a Subsidiary and not created in contemplation of that event) and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinancing Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Debt being renewed, extended or refinanced, (ii) restrictions contained in agreements governing Debt incurred pursuant to Section 5.11(c), (d), (e) and (j) provided that such restrictions are no more restrictive in any material respect than those contained in the Loan Documents, (iii) customary non-assignment provisions in leases, licenses and other contracts, (iv) restrictions contained in agreements governing Debt incurred by special purpose Subsidiaries in connection with the financing of equipment and other asset acquisitions, provided that such restrictions only apply to such special purpose Subsidiaries and their respective assets, (v) in the case of non-wholly-owned Subsidiaries, customary restrictions contained in joint venture or similar agreements, (vi) restrictions required by applicable law and (vii) restrictions in agreements establishing consensual Liens permitted under Section 5.08 with respect to the assets subject to such Liens.

         SECTION 5.15. Fiscal Year. The Borrower will not change its fiscal year from a fiscal year ending December 31.

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         SECTION 5.16. Hedging Facilities. The Borrower will, at its sole cost and expense not later than 60 days following the Acquisition Date, enter into and thereafter maintain in full force and effect interest rate cap or swap agreements or similar agreements on such terms as shall be reasonably acceptable to the Administrative Agent and that shall result in the interest rate payable on not less than (i) at any time prior to the Consummation Date, 30% of Total Debt at such time and (ii) at any time on and after the Consummation Date, 40% of Total Debt at such time, being effectively (or in fact) fixed.

         SECTION 5.17. Restricted Investments. The Borrower will not, and will not permit any Subsidiary to, make any Restricted Investments prior to the Consummation Date.

         SECTION 5.18. Consummation. The Borrower will use its commercially reasonable best efforts to cause the Consummation Date to occur at the earliest practicable time.

         SECTION 5.19. Additional Guarantors. The Borrower will cause each Person which becomes a Significant Subsidiary after the Acquisition Date to become a Subsidiary Guarantor as promptly as practicable after (but in any event within 30 days of) the date it becomes a Significant Subsidiary.

                                   ARTICLE 6

                                    DEFAULT

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

              (a) the Borrower shall default in the payment when due of any principal of any Loan, or shall default in the payment, within five days of the due date thereof, of any interest, fees or other amount payable hereunder;

              (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.19, inclusive;

              (c) any Obligor shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 Domestic Business Days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

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

              (d) any representation, warranty or certification made (or deemed made) by any Obligor in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

              (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

              (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

              (g) the Borrower or any Significant Subsidiary (including for purposes of this subsection Conrail and, to the extent they would meet the criteria specified in the definition of Significant Subsidiary, its Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

              (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary (including for purposes of this subsection Conrail and, to the extent they would meet the criteria specified in the definition of Significant Subsidiary, its Subsidiaries) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

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

              (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which, in any such case, could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000;

              (j) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied, unreversed, unvacated, undischarged and unstayed for a period of 30 days;

              (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower;

              (l) at any time Continuing Directors shall not constitute a majority of the board of directors of the Borrower ("Continuing Director" means at any time each (i) individual who was a director of the Borrower 24 months before such time or (ii) individuals who were nominated or elected to be a director of the Borrower by at least two-thirds of the Continuing Directors at the time of such nomination or election);

              (m) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on any material portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing;

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

              (n) the Guarantee of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement shall be invalid or unenforceable, or any Obligor shall so assert in writing; or

              (o) for any calendar quarter commencing after the Acquisition Date (or if the record date with respect to Conrail dividends or distributions payable during the first such quarter shall have been prior to the Acquisition Date, for any calendar quarter after the first such quarter) the aggregate amount of dividends or distributions received by the Borrower in respect of shares of capital stock of Conrail (either directly, through a dividend or distribution made by the trustee under the Voting Trust or through a dividend or distribution made by the Offeror to the Borrower with respect to a dividend or distribution made by the trustee under the Voting Trust to the Offeror or otherwise ) shall be less than $0.40375 per share;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Obligor, without any notice to any Obligor or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7

                                   THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the

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

Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation and their respective affiliates may engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if each of them were not an Agent hereunder.

         SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in the Loan Documents.

         SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. Neither Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors,

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officers, agents and employees (to the extent not reimbursed by the Borrower)
against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agents.

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                                   ARTICLE 8

                             CHANGE IN CIRCUMSTANCE

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

              (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

              (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which notice the Administrative Agent shall deliver forthwith upon its becoming aware thereof), (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and
(ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which notice such Bank shall give forthwith upon its becoming aware thereof), the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate and (ii) with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.07) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event, past or prospective, of which it has knowledge which will entitle such Bank to compensation pursuant to this Section, or which such Bank believes is reasonably likely to entitle such Bank to compensation pursuant to this Section, and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section (for itself or for a Participant) and setting forth the additional amount or amounts to be paid to it hereunder and indicating in reasonable detail the computation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         (d) The Borrower shall not be liable pursuant to this Section to any Bank to compensate it for any cost or reduction incurred or suffered more than 45 days before receipt by the Borrower of a notice from such Bank referring to the event that gave rise to such cost or reduction.

         (e) This Section 8.03 shall not require the Borrower to reimburse any Bank for any Taxes or Other Taxes which are otherwise covered by the payment of additional amounts or the indemnity set forth in Section 8.04(b) or (c), respectively.

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         SECTION 8.04. Taxes. (a) For the purposes of this Section 8.04 the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise, branch profits or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

         (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Borrower shall not be required to indemnify any Bank or the Administrative Agent under this Section 8.04 for any liability arising as a result of such Bank's or Administrative Agent's willful misconduct or gross negligence. This indemnification shall be paid within 30 days after such Bank or the Administrative Agent (as the case may be) makes written demand therefor (which demand shall identify the nature and the amount of Taxes and Other Taxes for which indemnification is being sought).

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with true, accurate and complete (i) Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, executed in duplicate, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) if the interest payments made to a Bank constitute "portfolio interest" as defined under Section 881(c) of the Internal Revenue Code, Internal Revenue Service form W-8, or any successor form prescribed by the Internal Revenue Service, executed in duplicate, and a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10 percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) and is not a "controlled foreign corporation" related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). Each such Bank further agrees (but only so long as such Bank is lawfully able to do so) to deliver to the Borrower and the Administrative Agent duly completed copies of the above-mentioned Internal Revenue Service forms on or before the earlier of (i) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding of U.S. federal income tax and (ii) 30 days after the occurrence of any event which would require a change in the most recent form previously delivered to the Borrower and the Administrative Agent.

         (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form or certificate pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form or certificate originally was required to be provided), or with respect to which any representation or certification on any such form or certificate is, or proves to be, materially incorrect, false or misleading when so made such Bank shall not be entitled to receive additional amounts or indemnification under Section 8.04(b) or (c), respectively with respect to Taxes imposed by the United States and such Bank shall indemnify and reimburse the

Borrower for any Taxes or Other Taxes which were required to be withheld but which were not withheld as a result of such Bank's failure to provide the appropriate form or certificate or such Bank's materially incorrect, false or misleading representations or certifications; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Bank's cost and expense) as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then (i) such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (x) will eliminate or reduce any such additional payment which may thereafter accrue and (y) is not otherwise disadvantageous to such Bank or (ii) if such Bank does not change the jurisdiction of its Applicable Lending Office pursuant to (i), the Borrower shall have the right to designate a substitute bank or banks pursuant to Section 8.06 hereof.

         (g) Upon the reasonable request of the Borrower, and at the Borrower's expense, each Bank shall use reasonable efforts to cooperate with the Borrower with a view to obtain a refund of any Taxes which were not correctly or legally imposed and for which the Borrower has indemnified such Bank under this Section
8.04 if obtaining such refund would not, in the sole judgment of such Bank, be disadvantageous to such Bank; provided that nothing in this Section 8.04(g) shall be construed to require any Bank to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund. If a Bank shall receive a refund from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by the Borrower pursuant to subsection (b) or (c) above, such Bank shall promptly pay to the Borrower the amount so received without interest (other than interest received from the taxing authority with respect to such refund) and net of out-of-pocket expenses; provided that such Bank shall only be required to pay to the Borrower such amounts as such Bank in its sole discretion determines are attributable to Taxes paid by the Borrower. In the event such Bank or the Administrative Agent is required to repay the amount of such refund (including interest, if any), the Borrower, upon the request of such Bank or the Administrative Agent (as the case may be), agrees to promptly return to such Bank or the Administrative Agent the amount of such refund and interest, if any (plus penalties, interest and other charges imposed in connection with the repayment of such amounts by such Bank or the Administrative Agent).

         (h) Notwithstanding the foregoing, nothing in this Section 8.04 shall be construed to (i) entitle the Borrower or any other Persons to any information determined by any Bank or the Administrative Agent, in its sole discretion, to be confidential or proprietary information of such Bank or the Administrative Agent, to any tax or financial information of any Bank or the Administrative Agent or to inspect or review any books and records of any Bank or the Administrative Agent, or (ii) interfere with the rights of any Bank or the Administrative Agent to conduct its fiscal or tax affairs in such manner as it deems fit.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate. If
(i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) or 8.04, or the Borrower is required to make any additional payments under Section 8.04 in respect of any payments to any Bank, in either case with respect to its Euro-Dollar Loans or its CD Loans, and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower is required to make any additional payments under Section 8.04 in respect of any payment to any Bank or any Bank defaults in any of its obligations to make any Loan, the Borrower shall have the right to designate a substitute bank or banks reasonably acceptable to the Administrative Agent (which may be one or more of the Banks) to purchase the Loans and assume the Commitments of such Bank and each Bank agrees in such event, if the Borrower so designates a substitute or substitutes, it will sell its Loans and assign its rights under this Agreement to such a substitute or substitutes as soon as reasonably possible (and in any event within 30 days) after such designation on substantially the terms set forth in Exhibit F for a payment equal to the principal amount of its Loans plus all interest on such Loans and all facility fees accrued but unpaid to but excluding the date of such payment plus any loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), in connection with such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, as reasonably determined by it.

                                   ARTICLE 9

                                 MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address set forth on the signature pages hereof, (y) in the case of any Bank, at its address set forth in its Administrative Questionnaire or (z) in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonably incurred out-of-pocket expenses of the Agents, including fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such

Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an ""Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's gross negligence or willful misconduct.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan payable to it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan payable to such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans payable to the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have against any Obligor and to apply the amount subject to such exercise to the payment of indebtedness of such Obligor other than its indebtedness under the Loan Documents. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks having Exposures in respect of the affected Class, (i) increase any Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any

Commitment; and provided further that no such amendment or waiver shall, unless signed by all Banks, (x) change the percentage of the Exposures which shall be required for the Banks to take any action under this Section or any other provision of the Loan Documents; (y) permit termination of the Subsidiary Guarantee Agreement (except, as to any Guarantor, as provided in Section 16 thereof) or (z) permit the release of all or substantially all of the Collateral (except as provided in Section 9.05(b)); and provided further that no such amendment or waiver shall reduce the principal of or rate of interest on any Money Market Loan or postpone the date fixed for any payment of principal of or interest on any Money Market Loan unless signed by the Bank which has made such Money Market Loan.

         (b) Any provision of the Collateral Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the relevant Obligor and the Administrative Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, effect or permit a release of all or substantially all of the Collateral. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Collateral Documents (i) from time to time as necessary to effect any sale of assets permitted by the Loan Documents and (ii) promptly upon the occurrence of a Release Event, and in either such case the Administrative Agent shall, at the expense of the Borrower, execute and deliver all documents reasonably requested to evidence such release.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement except as contemplated by Section 5.09 or with the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitments or Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) or (x), (y) or (z) of
Section 9.05(a) without the consent of the Participant. The Borrower agrees that each

Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.07 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all or a portion of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank; provided that no Bank may so assign to one Assignee an Exposure less than $10,000,000; and provided further that after giving effect to such assignment, the Exposure of the assignor Bank (together with its affiliates) shall be either zero or $25,000,000 or more. Each such assignment shall be made with (and subject to) the subscribed consent of the Borrower and the Administrative Agent (which shall not, in either case, be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Bank or is a Bank immediately prior to such assignment, or if at the time an Event of Default shall have occurred and be continuing, no such consent shall be required. Upon execution and delivery of such instrument, recording of such instrument as provided in Section 2.16(a), obtainment of the foregoing required consents (if any) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Commitment(s) and/or Loan(s) as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04, (and the Borrower shall not incur any greater liability for Taxes or Other Taxes pursuant to

Section 8.04), than such Bank would have been entitled to receive with respect to the rights transferred (or than the Borrower was liable for with respect to the transferor Bank), unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. Governing Law; Submission to Jurisdiction, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.08. Counterparts; Integration; Effectiveness. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         (b) This Agreement shall become effective on the date that the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); provided that this Agreement shall not become effective unless the Closing Date is on or prior to March 1, 1997.

         SECTION 9.09. Confidentiality. Each Agent and each Bank agrees to keep any information delivered or made available by any Obligor pursuant to the Loan Documents confidential from anyone other than persons employed or retained by such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent either Agent or any Bank from disclosing such information (a) to any other Bank or to any Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which any Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

         SECTION 9.10. Termination. This Agreement shall terminate upon the termination of all Commitments and repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time; provided that the provisions of Sections 7.06, 8.03, 8.04 and 9.03 shall survive such termination.

         SECTION 9.11. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in the Margin Regulations) as collateral in the extension or maintenance of the credit provided for in this Agreement. Each of the Banks acknowledges that the proceeds of the Loans hereunder will be used as described in Section 5.10.

         SECTION 9.12. Representations of Banks. (a) Each of the Banks represents and warrants to the Borrower that it is a corporation or association duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be.

         (b) Each of the Banks represents and warrants to the Borrower that this Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with the terms hereof subject to (i) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the rights of creditors of banks or other institutions generally from time to time in effect and (ii) equitable principles of general applicability.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                    NORFOLK SOUTHERN CORPORATION


                                    By  /s/ William J. Romig
                                      ----------------------------------------
                                      Title:   Vice President and Treasurer
                                               Three Commercial Place
                                               Norfolk, Virginia 23510-2191
                                    Attention: William J. Romig
                                               Vice President and Treasurer
                                    Facsimile number: 804-629-2798




                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By /s/ Douglas A. Cruikshank
                                      ----------------------------------------
                                      Title: Vice President




                                    MERRILL LYNCH CAPITAL
                                    CORPORATION


                                    By /s/ Christopher Birosak
                                      ----------------------------------------
                                      Title: Vice President

                                    BANK OF MONTREAL


                                    By /s/ R.J. McClorey
                                      ----------------------------------------
                                      Title: Director



                                    THE BANK OF NEW YORK


                                    By /s/ Gregory P. Shefrin
                                      ----------------------------------------
                                      Title: Vice President



                                    BANKERS TRUST COMPANY


                                    By /s/ Mary Zadroga
                                      ----------------------------------------
                                      Title: Vice President



                                    CANADIAN IMPERIAL BANK OF
                                    COMMERCE


                                    By /s/ Brian E. O'Callahan
                                      ----------------------------------------
                                      Title: Director, CIBC Wood Gundy
                                             Securities Corp., as Agent




                                    CREDIT LYONNAIS ATLANTA AGENCY


                                    By /s/ David M. Cawrse
                                      ----------------------------------------
                                      Title: First Vice President

                                    THE DAI-ICHI KANGYO BANK, LTD.,
                                    NEW YORK BRANCH


                                    By /s/ Robert P. Gallagher
                                      ----------------------------------------
                                      Title: Assistant Vice President



                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES


                                    By /s/ Andrew K. Mittag
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Anthony Berti
                                      ----------------------------------------
                                      Title: Assistant Treasurer



                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO


                                    By /s/ Greg Sullie
                                      ----------------------------------------
                                      Title: Assistant Vice President




                                    FIRST UNION NATIONAL BANK OF
                                    NORTH CAROLINA


                                    By /s/ Henry R. Biedrzycki
                                      ----------------------------------------
                                      Title: Vice President

                                    THE FUJI BANK, LTD.


                                    By /s/ Masanobu Kobayashi
                                      ----------------------------------------
                                      Title: Vice President and Manager



                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED - NEW YORK BRANCH


                                    By /s/ John V. Veltri
                                      ----------------------------------------
                                      Title: Senior Vice President



                                    LTCB TRUST COMPANY


                                    By /s/ John J. Sullivan
                                      ----------------------------------------
                                      Title: Executive Vice President



                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION


                                    By /s/ Patricia Loret de Mola
                                      ----------------------------------------
                                      Title: Senior Vice President



                                    ROYAL BANK OF CANADA


                                    By /s/ Michael J. Madnick
                                      ----------------------------------------
                                      Title: Manager

                                    THE SANWA BANK, LIMITED


                                    By /s/ William M. Plough
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Andrew N. Hammond
                                      ----------------------------------------
                                      Title: Vice President



                                    SOCIETE GENERALE


                                    By /s/ Ralph Saheb
                                      ----------------------------------------
                                      Title: Vice President, Manager



                                    THE SUMITOMO BANK, LIMITED
                                    NEW YORK BRANCH


                                    By /s/ John C. Kissinger
                                      ----------------------------------------
                                      Title: Joint General Manager



                                    THE TOKAI BANK, LIMITED, NEW YORK
                                    BRANCH


                                    By /s/ Stuart M. Schulman
                                      ----------------------------------------
                                      Title: Deputy General Manager



                                    TORONTO DOMINION (NEW YORK), INC.


                                    By /s/ Debbie A. Greene
                                      ----------------------------------------
                                      Title: Vice President

                                    UNION BANK OF SWITZERLAND,
                                    NEW YORK BRANCH


                                    By /s/ Dieter Hoeppli
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Samuel Azizo
                                      ----------------------------------------
                                      Title: Vice President




                                    WACHOVIA BANK OF NORTH
                                    CAROLINA, N.A.


                                    By /s/ W. Charles Blocker, Jr.
                                      ----------------------------------------
                                      Title: Vice President




                                    ABN AMRO BANK N.V., NEW YORK
                                    BRANCH


                                    By /s/ Parker H. Douglas
                                      ----------------------------------------
                                      Title: Group Vice President


                                    By /s/ Thomas T. Rogers
                                      ----------------------------------------
                                      Title: Assistant Vice President

                                    BANCA COMMERCIALE ITALIANA,
                                    NEW YORK BRANCH


                                    By /s/ C. Dougherty
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ B. Carlson
                                      ----------------------------------------
                                      Title: Assistant Vice President




                                    THE BANK OF TOKYO-MITSUBISHI, LTD.


                                    By /s/ William L. Otott, Jr.
                                      ----------------------------------------
                                      Title: Vice President




                                    BANQUE PARIBAS


                                    By /s/ Mary T. Finnegan
                                      ----------------------------------------
                                      Title: Group Vice President


                                    By /s/ John J. McCormick
                                      ----------------------------------------
                                      Title: Vice President

                                    COMMERZBANK AG, NEW YORK
                                    BRANCH


                                    By /s/ Juergen Schmieding
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Subash R. Viswanathan
                                      ----------------------------------------
                                      Title: Vice President



                                    COMPAGNIE FINANCIERE DE CIC ET DE
                                    L'UNION EUROPEENNE


                                    By /s/ Brian O'Leary
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Dora DeBlasi-Hyduk
                                      ----------------------------------------
                                      Title: Vice President



                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A.,
                                    RABOBANK NEDERLAND


                                    By /s/ Ian Reece
                                      ----------------------------------------
                                      Title: Vice President and Manager


                                    By /s/ Angela R. Reilly
                                      ----------------------------------------
                                      Title: Vice President

                                    CREDIT SUISSE FIRST BOSTON


                                    By /s/ Christopher J. Eldin
                                      ----------------------------------------
                                      Title: Director


                                    By /s/ Steven E. Janauschek
                                      ----------------------------------------
                                      Title: Associate



                                    DG BANK DEUTSCHE
                                    GENOSSENSCHAFTSBANK


                                    By /s/ Norah McCann
                                      ----------------------------------------
                                      Title: Senior Vice President


                                    By /s/ Karen A. Brinkman
                                      ----------------------------------------
                                      Title: Vice President



                                    FLEET NATIONAL BANK


                                    By /s/ Robert J. Lord
                                      ----------------------------------------
                                      Title: Vice President



                                    KEYBANK NATIONAL ASSOCIATION


                                    By /s/ Michael J. Landini
                                      ----------------------------------------
                                      Title: Assistant Vice President

                                    HE ASAHI BANK, LTD.


                                    By /s/ Tatsuo Kase
                                      ----------------------------------------
                                      Title: Manager




                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By /s/ Derek Bonnar
                                      ----------------------------------------
                                      Title: Vice President




                                    THE SAKURA BANK, LIMITED


                                    By /s/ Yasuhiro Terada
                                      ----------------------------------------
                                      Title: Senior Vice President




                                    THE TOYO TRUST & BANKING
                                    COMPANY, LIMITED


                                    By /s/ T. Mikumo
                                      ----------------------------------------
                                      Title: Vice President

                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH


                                    By /s/ Cynthia M. Niesen
                                      ----------------------------------------
                                      Title: Managing Director


                                    By /s/ Karen E. Hoplock
                                      ----------------------------------------
                                      Title: Vice President




                                    BAYERISCHE LANDESBANK


                                    By /s/ Wilfried Freudenberger
                                      ----------------------------------------
                                      Title: Executive Vice President and
                                             General Manager


                                    By /s/ Peter Obermann
                                      ----------------------------------------
                                      Title: Senior Vice President
                                             Manager Lending Division




                                    DEUTSCHE BANK AG, NEW YORK
                                    AND/OR CAYMAN ISLANDS BRANCH


                                    By /s/ Angela Bozorgmir
                                      ----------------------------------------
                                      Title: Assistant Vice President


                                    By /s/ Robert M. Wood, Jr.
                                      ----------------------------------------
                                      Title: Vice President

                                    LLOYDS BANK PLC


                                    By /s/ Michael J. Gilligan
                                      ----------------------------------------
                                      Title: Vice President (G311)


                                    By /s/ Paul D. Briamonte
                                      ----------------------------------------
                                      Title: Vice President (B374)



                                    THE NIPPON CREDIT BANK, LTD.


                                    By /s/ Yoshihide Watanabe
                                      ----------------------------------------
                                      Title: Vice President and Manager



                                    THE YASUDA TRUST & BANKING
                                    CO., LIMITED


                                    By /s/ Morikazu Kimura
                                      ----------------------------------------
                                      Title: Chief Representative



                                    BAYERISCHE HYPOTHEKEN-UND
                                    WECHSEL-BANK AG, NEW YORK
                                    BRANCH


                                    By /s/ Steve Atwell
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Une Roeder
                                      ----------------------------------------
                                      Title: Vice President

                                    BAYERISCHE VEREINSBANK AG,
                                    NEW YORK BRANCH


                                    By /s/ Marianne Weinzinger
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Walter H. Eckmeier
                                      ----------------------------------------
                                      Title: Vice President




                                    BHF - BANK AKTIENGESELLSCHAFT



                                    By /s/ John Sykes
                                      ----------------------------------------
                                      Title: Assistant Vice President


                                    By /s/ Maria V. Busby
                                      ----------------------------------------
                                      Title: Assistant Vice President



                                    CAISSE NATIONALE DE CREDIT
                                    AGRICOLE


                                    By /s/ Dean Balice
                                      ----------------------------------------
                                      Title: Senior Vice President
                                             Branch Manager

                                    CREDIT LOCAL DE FRANCE



                                    By /s/ Philippe Ducos
                                      ----------------------------------------
                                      Title: Deputy General Manager


                                    By /s/ Mary Power
                                      ----------------------------------------
                                      Title: Vice President




                                    THE MITSUI TRUST AND BANKING
                                    COMPANY, LIMITED NEW YORK
                                    BRANCH


                                    By /s/ William W. Hunter
                                      ----------------------------------------
                                      Title: Vice President




                                    SUNTRUST BANK, ATLANTA


                                    By /s/ Ruth E. Whitner
                                      ----------------------------------------
                                     Title: Assistant Vice President


                                    By /s/ Frank R. Callison
                                      ----------------------------------------
                                      Title: Vice President

                                    BANCA NAZIONALE DEL LAVORO
                                    SPA - NEW YORK BRANCH


                                    By /s/ Giuliano Violetta
                                      ----------------------------------------
                                      Title: First Vice President


                                    By /s/ Giulio Giovine
                                      ----------------------------------------
                                      Title: Vice President



                                    BANQUE FRANCAISE DU
                                    COMMERCE EXTERIEUR


                                    By /s/ Kevin Dooley
                                      ----------------------------------------
                                      Title: Vice President

                                    By /s/ Frederick K. Kammler
                                      ----------------------------------------
                                      Title: Vice President


                                    CREDITANSTALT-BANKVEREIN


                                    By /s/ Christina T. Schoen
                                      ----------------------------------------
                                      Title: Vice President


                                    By /s/ Richard P. Buckanavage
                                      ----------------------------------------
                                      Title: Vice President



                                    CRESTAR BANK


                                    By /s/ Sigor E. Whitaker
                                      ----------------------------------------
                                      Title: Senior Vice President

                                    THE SUMITOMO TRUST & BANKING
                                    CO., LTD., NEW YORK BRANCH


                                    By /s/ Suraj P. Bhatia
                                      ----------------------------------------
                                      Title: Senior Vice President
                                             Manager, Corporate Finance


                                    CHIAO TUNG BANK CO., LTD.


                                    By /s/ Liang Yuh Tseng
                                      ----------------------------------------
                                      Title: Senior Vice President and
                                             General Manager



                                    NATIONAL BANK OF KUWAIT SAK


                                    By /s/ Muhannad Kamal
                                      ----------------------------------------
                                      Title: Executive Manager


                                    By /s/ Stephen A. Larson
                                      ----------------------------------------
                                      Title: Executive Manager



                                    STAR BANK, N.A.


                                    By /s/ Richard W. Neltner
                                      ----------------------------------------
                                      Title: Vice President



                                    PER PRO BROWN BROTHERS
                                    HARRIMAN & CO.


                                    By /s/ Richard J. Ragoza
                                      ----------------------------------------
                                      Title: Senior Credit Officer

                                    MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK, as
                                     Administrative Agent



                                    By /s/ Douglas A. Cruikshank
                                      ----------------------------------------
                                      Title: Vice President
                                    60 Wall Street
                                    New York, New York  10260
                                    Attention: Loan Department
                                    Facsimile number: (212) 648-5336
                                    Telex number:  177615



                                    MERRILL LYNCH CAPITAL
                                     CORPORATION, as Documentation
                                     Agent


                                    By /s/ Christopher Birosak
                                      ----------------------------------------
                                      Title: Vice President
                                    World Financial Center
                                    North Tower
                                    250 Vesey Street
                                    New York, New York 10281
                                    Attention:
                                    Facsimile number: 212-449-8230

                                                            COMMITMENT SCHEDULE
                                                            -------------------
                                                    REVOLVING CREDIT     TERM LOAN III        TERM LOAN II        TERM LOAN I
         BANK NAME                                    COMMITMENT          COMMITMENT           COMMITMENT          COMMITMENT
         ---------                                  ----------------     -------------        ------------        -----------

Morgan Guaranty Trust Company                       $108,692,307.69      $108,692,307.69     $126,807,692.31     $126,807,692.31
of New York

Merrill Lynch Capital Corporation                   $108,692,307.69      $108,692,307.69     $126,807,692.31     $126,807,692.31

Bank of Montreal                                    $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Bank of New York                                $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

Bankers Trust Company                               $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

Canadian Imperial Bank of Commerce                  $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

Credit Lyonnais Atlanta Agency                      $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Dai-Ichi Kangyo Bank, Ltd., New York            $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85
Branch

Dresdner Bank AG, New York and Grand                $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85
Cayman Branches

The First National Bank of Chicago                  $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

First Union National Bank of North Carolina         $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Fuji Bank, Ltd.                                 $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Industrial Bank of Japan, Limited - New         $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85
York Branch

LTCB Trust Company                                  $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Mitsubishi Trust and Banking                    $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85
Corporation

Royal Bank of Canada                                $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Sanwa Bank, Limited                             $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

Societe Generale                                    $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

The Sumitomo Bank, Limited New York                 $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85
Branch

The Tokai Bank, Limited, New York Branch            $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

Toronto Dominion (New York), Inc.                   $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

Union Bank of Switzerland, New York Branch          $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85


                                                    REVOLVING CREDIT     TERM LOAN III        TERM LOAN II        TERM LOAN I
         BANK NAME                                    COMMITMENT          COMMITMENT           COMMITMENT          COMMITMENT
         ---------                                  ----------------     -------------        ------------        -----------

Wachovia Bank of North Carolina, N.A.               $73,153,846.15       $73,153,846.15      $85,346,153.85      $85,346,153.85

ABN AMRO Bank N.V., New York Branch                 $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

Banca Commerciale Italiana, New York                $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85
Branch

The Bank of Tokyo-Mitsubishi, Ltd.                  $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

Banque Paribas                                      $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

Commerzbank AG, New York Branch                     $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

Compagnie Financiere de CIC et de L'Union           $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85
Europeenne

Cooperatieve Centrale Raiffeisen-                   $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85
Boerenleenbank B.A., Rabobank Nederland

Credit Suisse First Boston                          $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

DG Bank Deutsche Genossenschaftsbank                $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

Fleet National Bank                                 $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

KeyBank National Association                        $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

The Asahi Bank, Ltd.                                $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

The Royal Bank of Scotland plc                      $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

The Sakura Bank, Limited                            $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

The Toyo Trust & Banking Company, Limited           $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85

Westdeutsche Landesbank Girozentrale, New           $52,153,846.15       $52,153,846.15      $60,846,153.85      $60,846,153.85
York Branch

Bayerische Landesbank                               $34,615,384.62       $34,615,384.62      $40,384,615.38      $40,384,615.38

Deutsche Bank AG, New York and/or Cayman            $34,615,384.62       $34,615,384.62      $40,384,615.38      $40,384,615.38
Islands Branch

Lloyds Bank plc                                     $34,615,384.62       $34,615,384.62      $40,384,615.38      $40,384,615.38

The Nippon Credit Bank, Ltd.                        $34,615,384.62       $34,615,384.62      $40,384,615.38      $40,384,615.38

The Yasuda Trust &  Banking Co., Limited            $34,615,384.62       $34,615,384.62      $40,384,615.38      $40,384,615.38

Bayerische Hypotheken-und Wechsel-Bank              $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.92
AG, New York Branch

                                                               2

                                                    REVOLVING CREDIT     TERM LOAN III        TERM LOAN II        TERM LOAN I
         BANK NAME                                    COMMITMENT          COMMITMENT           COMMITMENT          COMMITMENT
         ---------                                  ----------------     -------------        ------------        -----------

Bayerische Vereinsbank AG, New York                 $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.92
Branch

BHF-Bank Aktiengesellschaft                         $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.92

Caisse Nationale de Credit Agricole                 $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.92

Credit Local de France                              $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.92

The Mitsui Trust and Banking Company,               $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.921
Limited, New York Branch

Suntrust Bank, Atlanta                              $23,076,923.08       $23,076,923.08      $26,923,076.92      $26,923,076.92

Banca Nazionale del Lavoro S.p.A. - New             $11,538,461.54       $11,538,461.54      $13,461,538.46      $13,461,538.46
York Branch

Banque Francaise du Commerce Exterieur              $11,538,461.54       $11,538,461.54      $13,461,538.46      $13,461,538.46

Creditanstalt-Bankverein                            $11,538,461.54       $11,538,461.54      $13,461,538.46      $13,461,538.46

Crestar Bank                                        $11,538,461.54       $11,538,461.54      $13,461,538.46      $13,461,538.46

The Sumitomo Trust & Banking Co., Ltd.,             $11,538,461.54       $11,538,461.54      $13,461,538.46      $13,461,538.46
New York Branch

Chiao Tung Bank Co., Ltd.                           $5,769,230.77        $5,769,230.77       $6,730,769.23       $6,730,769.23

National Bank of Kuwait SAK                         $5,769,230.77        $5,769,230.77       $6,730,769.23       $6,730,769.23

Star Bank, N.A.                                     $5,769,230.77        $5,769,230.77       $6,730,769.23       $6,730,769.23

Per Pro Brown Brothers Harriman & Co.               $2,307,692.31        $2,307,692.31       $2,692,307.69       $2,692,307.69

                                                               3

                                PRICING SCHEDULE

         "Base Rate Margin" means (x) for any day prior to the Acquisition Date, 0% and (y) for any day on or after the Acquisition Date, the percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day; provided that in the event that (i) Level IV Status or Level V Status exists on such day and (ii) the Loans are rated BB+ or lower by S&P or Ba1 or lower by Moody's, 0.125% shall be added to the Base Rate Margin for such day.

         "CD Margin" means (x) for any day prior to the Acquisition Date, 0.225% and (y) for any day on or after the Acquisition Date, the percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day; provided that in the event that (i) Level IV Status or Level V Status exists on such day and (ii) the Loans are rated BB+ or lower by S&P or Ba1 or lower by Moody's, 0.125% shall be added to the CD Margin for such day.

         "Euro-Dollar Margin" means (x) for any day prior to the Acquisition Date, 0.1% and (y) for any day on or after the Acquisition Date, the percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day; provided that in the event that (i) Level IV Status or Level V Status exists on such day and (ii) the Loans are rated BB+ or lower by S&P or Ba1 or lower by Moody's, 0.125% shall be added to the Euro-Dollar Margin for such day.

         "Facility Fee Rate" means (x) for any day prior to the Acquisition Date, 0.25% and (y) for any day on or after the Acquisition Date, the percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day.

=========================================================================================================
                           Level            Level              Level             Level            Level
         Status              I               II                 III               IV                V
---------------------------------------------------------------------------------------------------------
Base Rate Margin           0.00%            0.00%              0.00%             0.00%            0.250%
---------------------------------------------------------------------------------------------------------
Euro-Dollar                0.225%           0.350%             0.475%            0.750%           0.875%
---------------------------------------------------------------------------------------------------------
Margin
---------------------------------------------------------------------------------------------------------
CD Margin                  0.350%           0.475%             0.600%            0.875%           1.00%
---------------------------------------------------------------------------------------------------------
Facility Fee Rate          0.125%           0.150%             0.175%            0.250%           0.375%
=========================================================================================================

         For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB+/Baa1 or higher.

         "Level II Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB/Baa2.

         "Level III Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB-/Baa3.

         "Level IV Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BB+/Ba1.

         "Level V Status" exists at any date if, at such date, no other Status exists.

         "Moody's" means Moody's Investors Service, Inc.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded provided that unless and until Moody's and S&P shall have announced new ratings giving effect to the Acquisition, Level IV Status shall exist. The rating in effect at any date is that in effect at the close of business on such date. In the event of split ratings from Moody's and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings (unless the lower of such two ratings is BB+ (Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) and
(ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, provided that if there is no rating at the midpoint between the two ratings, the higher of the two intermediate ratings (unless the lower of such two ratings is BB+ (Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) shall apply (e.g., BBB+/Baa2 results in Level I Status, BBB+/Baa3, BBB/Baa3 and BBB+/Ba1 all result in Level II Status while BBB-/Ba1 and BBB/Ba2 result in Level IV Status).

                                       3